UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.       )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

BENTLEY SYSTEMS, INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Proxy statement
2026

Bentley
Advancing Infrastructure

Dear Stockholder:
Please join us for Bentley Systems, Incorporated’s Annual Meeting of Stockholders on Thursday, May 21, 2026, at 11:00 a.m., Eastern Time, which will be held in a virtual meeting format only and will be conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting via a live audio webcast by visiting www.meetnow.global/BSY2026.
Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting. This Proxy Statement and the enclosed proxy card and annual report are first being sent to stockholders on or about April 10, 2026. We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy.
Whether or not you plan to attend the meeting, your vote is important to us. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote via the Internet at the Annual Meeting. We encourage you to vote by Internet, by telephone, or by proxy card in advance, even if you plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.
Thank you for your continued support of Bentley Systems, Incorporated.
Sincerely,
Gregory S. Bentley
Executive Chairperson and President

BENTLEY SYSTEMS, INCORPORATED
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TIME	11:00 a.m., Eastern Time, on Thursday, May 21, 2026
VIRTUAL LOCATION
You can attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting, by visiting www.meetnow.global/BSY2026. You will need to have your control number included on your proxy card or the instructions that accompanied your proxy materials in order to join the Annual Meeting. Stockholders participating in the virtual meeting are deemed to be present in person at the Annual Meeting.
Further instructions on how to participate in and vote at the Annual Meeting are available at www.meetnow.global/BSY2026.

ITEMS OF BUSINESS
1.
To elect the director nominees listed in the Proxy Statement.

2.
To hold an advisory (non-binding) vote to approve the compensation of our named executive officers.

3.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2026.

4.
To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on March 31, 2026.
VOTING BY PROXY	To ensure your shares are voted, you may vote your shares over the Internet, by telephone, or by completing, signing and mailing the enclosed proxy card. Voting procedures are described on the following page and on the proxy card.
By Order of the Board of Directors,
David R. Shaman
Chief Legal Officer and Secretary
April 10, 2026
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Thursday, May 21, 2026: This Proxy Statement and our Annual Report are available free of charge at www.envisionreports.com/BSY. A list of the stockholders of record at the close of business on March 31, 2026 will also be available electronically during the Annual Meeting at www.meetnow.global/BSY2026.
1

Proxy Voting Methods
If you were a stockholder of record at the close of business on March 31, 2026, you may vote your shares over the Internet at the Annual Meeting. If you were a stockholder of record, you may vote your shares in advance over the Internet, by telephone, or by mail. You may also revoke your proxies at the times and in the manners described in the General Information section of this Proxy Statement. For shares held through a broker, bank, or other nominee, you may submit voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.
If you are a stockholder of record, your Internet, telephone or mail vote must be received by 11:59 p.m., Eastern Time, on May 20, 2026 to be counted. If you hold shares through a broker, bank or other nominee, please refer to information from your broker, bank or nominee for voting instructions.
To vote by proxy if you are a stockholder of record:
By Internet
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Go to the website www.envisionreports.com/BSY and follow the instructions, 24 hours a day, seven days a week.

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You will need the control number included on your proxy card to obtain your records and to create an electronic voting instruction form.

By Telephone
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From a touch-tone telephone, dial the telephone number included on your proxy card (1-800-652-VOTE (8683)) and follow the recorded instructions, 24 hours a day, seven days a week.

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You will need the control number included on your proxy card in order to vote by telephone.

By Mail
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Mark your selections on the proxy card.

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Date and sign your name exactly as it appears on your proxy card.

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Mail the proxy card in the enclosed postage-paid envelope provided to you.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.
2	Proxy Voting Methods

Table Of Contents	3

4	Table Of Contents

BENTLEY SYSTEMS, INCORPORATED
PROXY STATEMENT
Annual Meeting of Stockholders
May 21, 2026
General Information
Why Am I Being Provided With These Materials?
This Proxy Statement and the enclosed proxy card and annual report are first being sent to stockholders on or about April 10, 2026. We have delivered these proxy materials to you in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Bentley Systems, Incorporated (“we,” “our,” “us,” the “Company,” “Bentley” or “Bentley Systems”) of proxies to be voted at our Annual Meeting of Stockholders to be held on May 21, 2026 (the “Annual Meeting”), and at any postponements or adjournments of the Annual Meeting.
You are invited to attend the Annual Meeting and vote your shares via the Internet or to vote your shares in advance by proxy via the Internet, by telephone or by mail.
What Am I Voting On?
There are three proposals scheduled to be voted on at the Annual Meeting:
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Proposal No. 1: Election of the director nominees listed in this Proxy Statement.

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Proposal No. 2: Advisory (non-binding) vote to approve the compensation of our named executive officers.

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Proposal No. 3: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026.

Who Is Entitled To Vote?
Stockholders as of the close of business on March 31, 2026 (the “Record Date”) may vote at the Annual Meeting or any postponement or adjournment thereof. As of that date, we had outstanding 11,515,127 shares of Class A common stock, 291,731,567 shares of Class B common stock and no shares of preferred stock. The holders of our Class A common stock are entitled to 29 votes per share, and holders of our Class B common stock (which is the only class that is publicly traded and listed) are entitled to one vote per share held as of the Record Date, in each case including shares:
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held directly in the holder’s name as “stockholder of record” (also referred to as “registered stockholder”); and

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held for the holder in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares.

Holders of our Class A common stock and Class B common stock vote together as a single class, unless otherwise required by our amended and restated certificate of incorporation or law.
General Information	5

What Constitutes a Quorum?
The presence in person or by proxy of the holders of a majority in voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote at the meeting constitutes a quorum. Abstentions and shares represented by “broker non-votes” that are present and entitled to vote at the Annual Meeting are counted for purposes of determining a quorum.
What Is a “Broker Non-Vote”?
A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. Only Proposal No. 3 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.
How Many Votes Are Required To Approve Each Proposal?
For Proposal No. 1, under our amended and restated bylaws (the “Bylaws”), directors are elected by a plurality vote, which means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.
For Proposal Nos. 2 and 3, approval of each proposal requires the vote of the holders of a majority in voting power of the shares of capital stock of the Company issued and outstanding, whether such holders are present in person or by proxy.
As it relates to Proposal No. 3, it is important to note that the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2026 is non-binding and advisory. While the ratification of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise, if our stockholders fail to ratify the selection, we will consider it notice to the Board and the Audit Committee to consider the selection of a different firm.
How Are Votes Counted?
Regarding the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are “withheld” will not count as a vote “FOR” or “AGAINST” a director because directors are elected by plurality voting. Broker non-votes will have no effect on the outcome of Proposal No. 1.
With respect to the advisory non-binding vote on the approval of the compensation of our named executive officers (Proposal No. 2), you may vote “FOR”, “AGAINST,” or “ABSTAIN.” Abstentions are not considered votes for or against such proposal and, thus, will have no effect on the outcome of it. Broker non-votes will also have no effect on the outcome of this proposal.
With respect to the ratification of our independent registered public accounting firm (Proposal No. 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted as a vote “AGAINST” Proposal No. 3.
If you sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the Proposals and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.
6	General Information

How Does the Board Recommend That I Vote?
Our Board recommends that you vote your shares:
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“FOR” each of the director nominees listed in this Proxy Statement.

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“FOR” the approval of the compensation of our named executive officers.

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“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026.

Who Will Count the Vote?
The Company’s transfer agent and registrar, Computershare Inc., will tally the vote.
How Do I Vote My Shares Without Attending the Annual Meeting?
If you are a stockholder of record, you may vote by authorizing a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:
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By Internet — If you have Internet access, you may submit your proxy by going to www.envisionreports.com/BSY and by following the instructions on how to complete an electronic proxy card. You will need the control number included on your proxy card in order to vote by Internet.

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By Telephone — If you have access to a touch-tone telephone, you may submit your proxy by dialing the telephone number included on your proxy card (1-800-652-VOTE (8683)) and by following the recorded instructions. You will need the control number included on your proxy card in order to vote by telephone.

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By Mail — You may vote by mail by signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the card in the postage-paid envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 20, 2026 for the voting of shares held by stockholders of record as of the Record Date. Proxy cards with respect to shares held of record must be received no later than May 20, 2026.
If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
How Do I Attend and Vote My Shares at the Virtual Annual Meeting?
This year’s Annual Meeting will be a completely “virtual” meeting of stockholders. You may attend the Annual Meeting via the Internet. Any stockholder can attend the Annual Meeting live online at www.meetnow.global/BSY2026. A summary of the information you need to attend the Annual Meeting and vote via the Internet is provided below:
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instructions on how to attend and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.meetnow.global/BSY2026;

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assistance with questions regarding how to attend and participate via the internet will be provided at www.meetnow.global/BSY2026 on the day of the Annual Meeting;

General Information	7

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stockholders may vote and submit questions while attending the Annual Meeting via the Internet; and

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you will need the control number that is included on your proxy card or the instructions that accompanied your proxy materials in order to enter the Annual Meeting and to vote during the Annual Meeting.

Note: If you are a registered stockholder, you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you receive.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare. Requests for registration must be labeled “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 18, 2026. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to:
By E-Mail:	By Mail:
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com	Computershare Bentley Systems, Incorporated Legal Proxy P.O. Box 43001 Providence, RI 02940-3001
Will I Be Able To Participate in the Online Annual Meeting on the Same Basis I Would Be Able To Participate in a Live Annual Meeting?
To enable increased stockholder accessibility, improve meeting efficiency and reduce costs, the Annual Meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost.
We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We plan to take the following steps to provide for such an experience:
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providing stockholders with the ability to submit appropriate questions up to 15 minutes in advance of the meeting;

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providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and

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answering as many questions submitted in accordance with the meeting rules of conduct as appropriate in the time allotted for the meeting.

What Does It Mean if I Receive More Than One Proxy Card on or About the Same Time?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each proxy card you receive.
8	General Information

May I Change My Vote or Revoke My Proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
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sending a written statement to that effect to our Secretary, provided such statement is received no later than May 20, 2026;

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voting by Internet or telephone at a later time than your previous vote and before the closing of those voting facilities at 11:59 p.m., Eastern Time, on May 20, 2026;

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submitting a properly signed proxy card, which has a later date than your previous vote, and that is received no later than May 20, 2026; or

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attending the virtual Annual Meeting and voting online.

If you hold shares in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.
Could Other Matters Be Decided at the Annual Meeting?
As of the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Who Will Pay for the Cost of This Proxy Solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees of the Company (for no additional compensation) in person or by telephone, electronic transmission, and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
General Information	9

Corporate Governance Matters
Corporate Governance Highlights
Board Matters	Alignment with Stockholder Interests
✓
Lead Independent Director

✓
Audit, Sustainability and Nominating Composed Entirely of Independent Directors

✓
Regular Executive Sessions of the Independent Directors

✓
Robust Code of Business Conduct

✓
Robust Insider Trading Policy and Practices

✓
Continuing Active Oversight of Impact Strategy

✓
Committee Authority to Retain Independent Advisors

✓
Stock Ownership Guidelines for Directors

✓
No “Poison Pill” (Stockholders’ Rights Plan)

✓
Stock Ownership Guidelines for Executives and Directors

✓
All Directors Elected Annually (No Classified Board Structure)

✓
Clawback Policy

✓
Strong Community Involvement

✓
Commitment to Stockholder Engagement

✓
Annual “Say on Pay” Vote

✓
Alignment of Compensation Performance Metrics with Stockholder Interests

Corporate Governance Practices
Our Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stockholders. Our Board’s responsibility is one of oversight, and in performing its oversight role, our Board serves as the ultimate decision-making body of the Company, except for those matters reserved for the Company’s stockholders. Our Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.
Our Board exercises direct oversight of strategic risks to the Company, including through regular updates at Board meetings from management regarding key areas of risk and the manner in which the Company keeps abreast of and manages such risks. The Audit Committee reviews guidelines and policies governing the process by which management assesses and manages the risks faced by the Company, including the Company’s major financial and operational risk exposures and the steps management takes to monitor and control such exposures, and receives updates from the Company’s Chief Compliance Officer regarding any areas of concern or internal reports from colleagues. The Sustainability Committee reviews compensation policies and practices of the Company and oversees and evaluates programs and risks associated with Board organization, structure, corporate governance and social responsibility, including matters related to environmental, social and governance trends. The Nominating Committee oversees the selection, nomination and evaluation of candidates for election or re-election to our Board and its Committees. The Audit Committee and the Sustainability Committee report to the Board at least quarterly. The Nominating Committee reports to the Board at least twice per year or more often as circumstances require. Throughout 2025, the Board exercised its ongoing oversight role over risks impacting the Company, including cybersecurity risks and the risks and opportunities related to artificial intelligence, by way of reports from executive management.
10	Corporate Governance Matters

Our Board, through the Sustainability Committee, evaluates the Company’s corporate governance policies on an ongoing basis with a view towards maintaining the strong corporate governance practices in the context of the Company’s current business environment and aligning our governance practices closely with the interests of our stockholders. Our Board and management value the perspective of our stockholders and encourage stockholders to communicate with the Board as described under “— Communications with the Board” below.
Director Independence and Independence Determinations
Under our Corporate Governance Guidelines and Nasdaq rules, a director is not independent unless our Board of Directors affirmatively determines that he or she does not have a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current Nasdaq corporate governance standards for listed companies. For so long as we qualify as a “controlled company” within the meaning of Nasdaq rules, we are exempt from compliance with certain corporate governance standards, including the requirement that a majority of the Board of Directors consists of independent directors. Subject to our reliance on the exemption available to controlled companies and any applicable transition periods, the Board is required under our Corporate Governance Guidelines to make an affirmative determination periodically as to the independence of each director. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the Nasdaq independence definition, our Board of Directors will determine, considering all relevant facts and circumstances, whether such relationship is material.
Based upon information requested from, and provided by, each director concerning his or her background, employment and affiliations, including family and other relationships such as those relationships described in the section titled “Transactions With Related Persons,” our Board of Directors has three independent directors. Specifically, our Board of Directors has determined that each of Kirk B. Griswold, Janet B. Haugen and Brian F. Hughes does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that he or she is “independent” as that term is defined under Rule 5605(a)(2) of the Nasdaq Listing Rules.
Code of Conduct
We maintain a Code of Conduct that is applicable to all of our directors, officers and colleagues, including our Chief Executive Officer, Executive Chairperson and President, Chief Financial Officer and Chief Accounting Officer, and other senior officers. The Code of Conduct sets forth our policies and expectations on a number of topics, including conflicts of interest, corporate opportunities, confidentiality, compliance with laws (including insider trading laws), use of our assets and business conduct and fair dealing. The Code of Conduct also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the United States (“U.S.”) Securities and Exchange Commission (the “SEC”). The Code of Conduct may be found on our website at https://investors.bentley.com/corporate-governance/governance-documents.
We will disclose within four business days any substantive amendments to the Code of Conduct, or waivers of the Code of Conduct granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website rather than by filing a Form 8-K.
Corporate Governance Matters	11

Stock Ownership Guidelines
The Board, through the Sustainability Committee, has adopted Stock Ownership Guidelines for Bentley Systems’ directors and executive officers to further align the interests of the directors and executive officers with the interests of stockholders and to reinforce our commitment to sound corporate governance.
All officers who participate in the Company’s executive compensation programs — not just our named executive officers — are required to own Company stock, specifically: (i) at least one times base salary in Company stock for non-named executive officers; (ii) at least two times base salary in Company stock for named executive officers and (iii) at least five times base salary in Company stock for the Company’s Chief Executive Officer. In addition, all non-executive directors are expected to own no less than three times his or her Board compensation in Company stock. For these purposes, stock owned includes shares held in the Company deferred compensation plan and vested awards.
These policies came into effect on December 1, 2021 with a three-year time period for compliance starting from the later of December 1, 2021 or the date of initial hire/appointment/election of each executive officer or non-employee director.
As of the Record Date, all non-employee directors and named executive officers met the stock ownership guidelines applicable to them.
Clawback Policy
In accordance with Nasdaq Listing Rules, the Company has implemented a clawback policy applicable to all of the Company’s executive officers. Both annual cash incentive payments and performance-based share awards are subject to the Company’s clawback policy under which amounts can be recouped in the case of an accounting restatement.
Insider Trading Policy; Hedging
The Company’s Insider Trading Policy governs the purchase, sale and/or other dispositions of our securities by directors, officers, and employees, together with their immediate family members and other persons living in their households. Our Insider Trading Policy requires our executive officers, directors and other insiders to consult the Company’s Chief Legal Officer prior to engaging in transactions involving the Company’s securities. In order to protect the Company from exposure under insider trading laws, executive officers and directors from time to time enter into pre-programmed trading plans under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Company’s Insider Trading Policy prohibits directors and employees (including officers) from trading in public options, warrants, puts and calls or similar public instruments on the Company’s securities or selling such securities short. In addition, directors and employees (including officers) are prohibited from engaging in any transactions (including variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities without first receiving pre-clearance from the Company’s trading compliance officer.
We believe our Insider Trading Policy and related procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable Nasdaq standards. In addition, it is the practice of the Company to comply with applicable U.S. securities laws, including laws, rules and regulations related to trading in our securities. A copy of our Insider Trading Policy was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024.
12	Corporate Governance Matters

Corporate Social Responsibility
Impact at Bentley Systems
Around the world, infrastructure professionals rely on our software to help them design, build, and operate better and more resilient infrastructure for transportation, water, energy, cities, and more. Our greatest opportunity for impact is through the products and services we provide that empower our users to achieve outcomes that are more sustainable and resilient. Our global colleagues are our greatest asset, and our impact is fueled by their passion and determination. We are invested in supporting the success and wellbeing of our colleagues. We also have a passion for supporting the communities where we work and operate through our Bentley Education and Bentley Giving programs. We are committed to helping prepare the next generation of infrastructure professionals to realize our vision of a better and more resilient future. Bentley’s impact strategy is rooted in our passion for advancing infrastructure for better quality of life. The four pillars of this strategy include:
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Handprint — The ways in which we empower our users to design, build, and operate sustainable infrastructure and collaborate across enterprises to create a better and more resilient future for all.

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Environmental — The actions we are taking to minimize environmental impacts across the business by closely managing, monitoring, and improving our operations.

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Social — The programs and processes that foster an inclusive culture where our colleagues and communities can thrive and do the best work of their careers, as well as the ways we are helping to grow the pipeline of infrastructure engineers through education, recruitment, and community engagement.

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Governance — Our approach to effective governance is to ensure the highest level of accountability and compliance rigor.

The Sustainability Committee meets quarterly to assess the Company’s impact strategy and performance and is committed to ensuring that Bentley operates responsibly by continually working to improve the impacts of our operations through a sustainability mindset; by fostering an environment and culture of ethics, integrity, inclusion, and respect; and by protecting the privacy and data of our users. Bentley Systems’ executive management team has operational responsibility for our impact strategy, implementation, and accountability for performance on goals and objectives.
Our program has continued to garner third-party recognition, and in 2025, we were included in: (i) America’s Climate Leaders 2025, as recognized by USA Today; (ii) America’s Greenest Companies 2025 by Newsweek, Plant-A Insights, and GIST Impact; and (iii) TIME Magazine’s World’s Best Companies in Sustainable Growth 2025. We maintained “Prime” status in the ISS ESG Rankings, improved our MSCI score to AA, and Sustainalytics score to 12.6 (Low Risk).
As part of our impact strategy, we monitor emerging regulations in relevant jurisdictions and prepare to meet all applicable aspects of compliance. This includes preparing for future climate-related disclosures and assurance of relevant disclosures, to the extent required. We work diligently across functional groups to drive continual improvement of oversight, accuracy and controls for all our impact reporting.
Colleague Belonging and Inclusion
We are a global company with colleagues of different cultures, backgrounds, and perspectives based in more than 45 countries worldwide and speaking nearly 70 languages. We strive to build a culture where all colleagues feel a sense of belonging so that they can fully realize their potential and produce their best work.
Corporate Governance Matters	13

Our executive management team and senior leaders are integral partners in this mission, acting as executive sponsors for key Belonging and Inclusion initiatives. Our Inclusion, Diversity, and Equity Alliance (“IDEA”) program includes colleague-led resource groups, open to all colleagues, that empower their members to join peers from across the business and the globe to foster belonging and inclusion. Through events and programming, IDEA offers support, education, networking, and professional development opportunities to our global colleagues.
Environmental Sustainability
We are committed to environmental responsibility and aligning our business operations with the sustainable future our products enable. With our comprehensive range of software and solutions, worldwide presence, and commitment to environmental sustainability, Bentley is more than a software company — we are engaged members of the global community dedicated to advancing the world’s infrastructure. Advancing our infrastructure is key to addressing climate change and other environmental challenges and is essential to sustaining our economies and improving quality of life.
In 2025, we made progress on our science-based GHG reduction target to reduce Scope 1 and Scope 2 GHG emissions 50% by 2030 from a 2019 base year and to reduce Scope 3 emissions from purchased goods & services, fuel-& energy-related activities, upstream transportation and distribution, waste generated in operations, business travel, and employee commuting by 55% per dollar of gross profit within the same timeframe. .
Sustainable and Resilient Infrastructure — Impact
Our users make a difference. Their work is essential to creating more sustainable and resilient infrastructure. We empower our users through our infrastructure software and through services, events, and initiatives that facilitate the learning and sharing of best practices.
Current sustainability frameworks and metrics focus primarily on monitoring and reducing the negative environmental and social impacts linked to a company’s operations. At Bentley Systems, we have been more broadly focused on our “handprint” and the positive impact our software and services can make across sectors to boost sustainability and resilience. Our Chief Sustainability Officer leads our handprint initiatives.
Bentley software enables infrastructure professionals to design, build, and operate more sustainably across the entire infrastructure lifecycle, providing a complete, integrated view of an asset so professionals can optimize project delivery and ongoing performance. With a complete understanding of infrastructure in the wider “system of systems” in which they operate, engineers, owner-operators, and infrastructure professionals can create the right infrastructure and ensure it is built correctly.
Bentley Systems empowers our users to achieve sustainable outcomes across four core challenges:
•
Energy Transition and Efficiency — Infrastructure digital twins enable the development of renewable energy generation, transmission, and distribution assets, supporting solar, wind, geothermal, and other sources. Equally crucial is optimizing design and operations to enhance energy efficiency, which not only reduces consumption but also lowers emissions and operational costs. By promoting smarter energy usage, we can accelerate the transition to cleaner energy while maximizing the effectiveness of existing assets.

•
Climate Action and Resilience — While achieving full decarbonization is a challenging, long-term task, immediate adaptation and increased resilience are crucial to addressing the ongoing effects of climate change. It is time to reimagine what’s possible by leveraging data. AI‑powered infrastructure digital twins can accelerate adaptation of existing infrastructure and decarbonization of new assets.

14	Corporate Governance Matters

•
Land and Water Resources — Sustainable water management poses numerous challenges such as balancing supply-demand gaps and wastewater treatment. Population growth, urbanization, and the consequent need for more infrastructure also place more pressure on land resources and increase mining activities. We seek to help infrastructure professionals effectively manage those challenges and apply the concept of circularity. This includes finding holistic solutions for the efficient use and reuse of natural resources, materials, and infrastructure, and promoting strategies such as responsible mining and efficient water cycle management.

•
Healthy Cities and Communities — We believe that cities are among our biggest challenges and opportunities when it comes to addressing climate adaptation. Technology plays a significant role in empowering cities to balance quality of life, health and inclusivity, while addressing key environmental challenges such as climate change and urban stressors like traffic and pollution.

Our vision is influenced by the unprecedented transformation that will need to happen in the upcoming years to achieve sustainable development goals and future-proof the world’s infrastructure. We will continue to shape our impact solutions and enhance our handprint to help address these critical challenges.
Colleague Success
For over forty years at Bentley, we have referred to one another as colleagues — a reflection of our shared purpose and collaborative culture. We are committed to enabling colleagues to build meaningful, multi-dimensional careers, recognizing that their growth fuels innovation, strengthens our products, and supports sustainable outcomes for our users and investors. Our goal is to deliver a colleague experience where individuals feel supported, valued and connected, with a focus on well-being, professional growth, and a strong sense of belonging.
Our 2025 Annual Colleague Engagement Survey demonstrated strong participation and positive sentiment. We are pleased to report a global participation rate of 89%, with 86% of respondents indicating they are proud to work for Bentley Systems and 89% stating that they would gladly recommend Bentley Systems as a place to work to people they know and respect. Our overall engagement score of 82% exceeds the median technology benchmark and reflected meaningful year-over-year improvement, signaling high engagement across our workforce.
We continue to invest in colleague development at all levels of the organization. We promote leadership development at every career stage, encourage diverse perspectives, and support career mobility across functions to help colleagues build skills aligned with both current and future business needs. As part of this commitment, we are equipping colleagues with the skills to effectively and responsibly leverage emerging technologies, including AI, to enhance productivity, decision-making, and innovation.
Learning and development are integral to how we operate. Colleagues have access to instructor-led programs, curated learning pathways, and digital platforms that offer a wide range of technical, professional, and well-being resources. We continue to advance our development approach with a focus on skills agility and continuous learning, ensuring our workforce remains prepared for evolving technologies, shifting user expectations, and changing business priorities. This includes strengthening digital fluency and responsible AI capabilities so colleagues can adapt to new ways of working while upholding strong governance and ethical standards.
We invest intentionally in leadership capability through our Leadership Excellence and Development (LEAD) Essentials program, which pairs leaders in cross-functional cohorts and provides tailored development journeys focused on enterprise leadership skills. We also offer
Corporate Governance Matters	15

additional foundational leadership programs and executive coaching, aligned to role requirements and business needs, to further strengthen leadership effectiveness across the organization.
Work flexibility remains an important component of our workforce strategy, balanced with a strong emphasis on in-person collaboration to support innovation, team effectiveness, and business performance. Our global Infrastructure Empowered Workforce Plan or “IEWP”, empowers colleagues to work in ways that best support their roles and responsibilities, while encouraging meaningful in-office engagement where problem solving and collaboration benefit most from face-to-face interaction. This approach is designed to enhance productivity, maintain connectivity, and support sustained organizational performance.
Serving Our Communities
Since our inception, our founders have instilled a long-standing commitment to giving back and being responsible members of the communities where we live and work. Today, Bentley Systems continues to support both global and local initiatives through organizational programs and individual colleague contributions. We are also dedicated to strengthening the broader infrastructure community by offering programs that help students of all ages explore their passion for infrastructure, and by enabling infrastructure professionals to expand their knowledge and share best practices.
Stockholder Engagement
We are engaged with our stockholders. We value their feedback and consider their insights as we develop and evolve our governance practices. Our Board and executive management are committed to building long term value for our stockholders and believe that trust of, and alignment with, our stockholders and other stakeholders is critical to our ongoing success and to sustaining a disciplined and strong governance culture.
We welcome opportunities to meet and discuss our business and governance with our stockholders, and we have an active investor relations program. We respond to inquiries that we receive and are also proactive in our outreach, and we welcome requests to meet with current and prospective investors. Each quarter, we participate in investor conferences, non-deal roadshows, and other events. We publish recordings of our quarterly results webinars and other presentations on our investor website, and we maintain a comprehensive website that details our values, operating philosophy, governances, and disclosures.
We value our stockholders’ perspective on our business and our governance including our values and culture, strategy, performance, risk, compensation and a range of other issues. Members of our Nominating Committee, our Chief Executive Officer, Executive Chairperson and President and Chief Legal Officer and Secretary work closely and directly with Investor Relations and ensure that our Board is engaged and informed. Our Sustainability Committee, which oversees compensation, corporate impact and other matters, is highly engaged with our management, directly collaborating on all such matters and disclosures.
We are in regular contact with, and are available to, our stockholders to learn what they believe can improve our processes and communication, as well as to understand the issues that are important to them. We intend to continue such outreach to complement our other stockholder interactions and to ensure that our stockholders have different avenues to engage and provide input.
To communicate broadly with our stockholders, we share detailed information on our investor relations website, our Annual Report, and this Proxy Statement.
16	Corporate Governance Matters

Our Board of Directors
Director Nomination Process
The Nominating Committee weighs the characteristics, experience, independence and skills of potential candidates for election and re-election to the Board and recommends nominees for director to the Board for election. In considering candidates for the Board, the Nominating Committee also assesses the size, composition and combined expertise of the Board, as well as (a) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence and diversity of thought and an ability to work collegially with the other members of the Board and (b) all other factors it considers appropriate, which may include diversity of background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, industry experience and expertise, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. As the application of these factors involves the exercise of judgment, the Nominating Committee does not have a standard set of fixed qualifications that is applicable to all director candidates. In identifying prospective director candidates, the Nominating Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The Nominating Committee also may retain a search firm in order to assist it in identifying candidates to serve as directors of the Company.
In recommending that, or determining whether, members of the Board should stand for re-election, the Nominating Committee also may assess the contributions of incumbent directors in the context of the Board evaluation process and other perceived needs of the Board. The Board does not have a policy to impose a retirement age or term limits for directors because such a policy may deprive the Board of the service of directors who have developed, through valuable experience over time, increasing insight both generally and as well as specifically with respect to the Company and its operations.
The Nominating Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. Set forth below is a chart setting forth the experiences, qualifications, attributes or skills that our Nominating Committee considers to be among the most important in its director nominating process, along with the number of current directors who possess the relevant experience, qualifications, attributes, and skills.
Corporate Governance Matters	17

When considering whether the nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on the information discussed in each Board member’s biographical information set forth below and in the chart above. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.
We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
As discussed above, the Nominating Committee and the Board include diversity of background among the criteria to be considered when selecting candidates for the Board. While neither the Board nor the Nominating Committee has adopted a formal stand-alone diversity policy, one of many factors that the Board and the Nominating Committee intend to carefully consider in seeking and considering director nominees in the future is the importance to the Company of board members with diverse experiences and backgrounds, including as they relate to gender, race and ethnicity, and other life experiences that would enhance the composition of the Board and its committees. In 2025, the Nominating Committee began the important work of searching for potential candidates for Board membership so that when the time for Board expansion and/or refreshment arrives, the Board is ready. As part of this ongoing process, the Nominating Committee intends to seek the advice of one or more third-party search firms regarding these efforts, including in codifying the skills, qualifications, attributes, and diverse experiences and backgrounds inclusive of gender, race and ethnicity to be sought in potential director nominees. In doing so, the Nominating Committee believes that it will be able to find potential nominees who can bring fresh and important perspectives to the Board when new members are added.
The Nominating Committee will consider director candidates recommended by stockholders in the same manner as nominees from all other sources. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the Company’s proxy statement as a nominee of the stockholder and to serving as a director if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Bentley Systems, Incorporated, at 685 Stockton Drive, Exton,
18	Corporate Governance Matters

Pennsylvania 19341. All recommendations for nomination received by the Secretary that satisfy our Bylaw requirements relating to director nominations will be presented to the Nominating Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These requirements are also described under “Stockholder Proposals for the 2027 Annual Meeting.”
Controlled Company Exception and Bentley Family Ownership
We are a “controlled company” under the corporate governance rules of the Nasdaq Listing Rules because the Bentley Control Group (as defined below) controls a majority of the voting power of our outstanding capital stock. References to the “Bentleys” refer to Barry J. Bentley, Gregory S. Bentley, Keith A. Bentley, Raymond B. Bentley, and Richard P. Bentley, collectively. References to the “Bentley Control Group” refer to the Bentleys and certain of their family members, trusts or other permitted transferees, as well as all other holders of our Class A common stock in respect of such shares of Class A common stock, as to which the Bentleys collectively control the voting power of the members of such group. Although the Nasdaq Listing Rules generally require that a majority of the board of directors be independent, because we are a “controlled company” within the meaning of the Nasdaq Listing Rules, we are permitted to, and have elected to, not comply with this requirement. That said, while as a “controlled company”, we are not required to have an independent nominating or compensation committee, we have established both a Nominating Committee and a Sustainability Committee, each fully composed of independent directors, to serve these respective functions.
As of March 31, 2026, after giving effect to the conversion of all shares of Class A Common Stock into shares of Class B Common Stock, the Bentleys and certain other family members and trusts and other entities controlled by or primarily for the benefit of the Bentleys and their families (collectively, the “Bentley Family”) beneficially owned approximately 52% of the Company’s outstanding Class B Common Stock in the aggregate, composed of approximately 20% individually beneficially owned by the Bentleys and approximately 32% beneficially owned by certain other Bentley Family members.
Leadership Structure
Our Board of Directors is currently composed of eight directors and is led by Gregory S. Bentley, our Executive Chairperson of the Board and President. Our directors are elected annually to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier death, resignation or removal. The Board maintains the flexibility to determine whether the roles of Chairperson and Chief Executive Officer should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chairperson, would not result in better governance or oversight. Since Nicholas H. Cumins’ election to our Board in September 2024, the Board has determined that the functioning of the Board operates best with the role of Chairperson and Chief Executive Officer being split.
Janet B. Haugen serves as our Lead Independent Director. In that role, among other responsibilities, she presides over executive sessions of the Company’s independent directors, facilitates information flow and communication among the Directors and between our Executive Chairperson and the independent directors, reviews agendas and information to be sent to the Board and coordinates with management regarding the Board’s review of matters such as executive succession planning.
Executive Sessions
To encourage and enhance communication among the independent directors of the Board, it is expected that the independent directors will have regularly scheduled meetings (or sessions
Corporate Governance Matters	19

of meetings) at which only independent directors are present. It is contemplated that, as and if required under Nasdaq Listing Rules, these will occur at least twice a year and perhaps more frequently, in connection with regularly scheduled Board or committee meetings.
Communications with the Board
As described in our Corporate Governance Guidelines, anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any committee of the Board, or the Lead Independent Director, or the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Chief Legal Officer of the Company, at 685 Stockton Drive, Exton, Pennsylvania 19341. The Chief Legal Officer or his designees review the correspondence received and will filter advertisements, solicitations, spam and other such items not related to the Board’s or Committees’ duties and responsibilities. All relevant communications or concerns will be forwarded to the appropriate party.
Board Committees and Meetings
The standing committees of the Board are our Audit Committee, Sustainability Committee and Nominating Committee. The members of each committee for fiscal 2025 were Kirk B. Griswold, Janet B. Haugen and Brian F. Hughes.
Directors are expected to attend annual meetings of stockholders, and all of our directors attended the 2025 Annual Meeting. During the fiscal year ended December 31, 2025, the Board held five meetings. In 2025, substantially all of our Board and committee meetings had full attendance by the applicable Board and committee members, and no individual director attended less than 75% of such meetings.
Audit Committee
Our Board of Directors has established an Audit Committee (the “Audit Committee”), which has the composition and responsibilities described below. Nasdaq Listing Rules require us to have an audit committee composed entirely of independent directors. Our Audit Committee is composed of all independent members, each of whom satisfies the independence requirements of the applicable Nasdaq and Exchange Act rules. The current members of the Audit Committee are Kirk B. Griswold, Janet B. Haugen and Brian F. Hughes. Brian F. Hughes is the chairperson of our Audit Committee. Each member of the Audit Committee is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K, and possesses financial sophistication as required by the Nasdaq Listing Rules. This designation does not impose any duties, obligations or liabilities that are greater than those that are generally imposed on members of our Audit Committee and our Board of Directors. Members serve on this committee until their resignations or until otherwise determined by our Board of Directors.
The Audit Committee is responsible for, among other things:
•
selection, retention, termination, compensation and oversight of the work of an independent public accounting firm to act as our independent auditors, as well as any other public accounting firm engaged to prepare or issue an audit report or other audit, review or attest services;

•
considering and approving, in advance, all audit and permitted non-audit and tax services to be performed by our independent auditors;

•
reviewing and discussing the adequacy and effectiveness of our financial reporting processes, internal control over financial reporting and disclosure controls and procedures and the audits of our financial statements;

20	Corporate Governance Matters

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our colleagues of concerns regarding questionable accounting or auditing matters;

•
investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisers as the Audit Committee deems necessary;

•
determining compensation of advisors hired by the Audit Committee;

•
reviewing quarterly financial statements prior to their release;

•
reviewing and assessing the adequacy of its written charter on an annual basis;

•
reviewing and approving related-party transactions for potential conflict of interest situations on an ongoing basis;

•
managing risks to the Company by monitoring, discussing, reviewing or developing policies and procedures with respect to risk exposures, compliance with applicable laws and the Company’s policies and complaints regarding accounting or auditing matters; and

•
handling such other matters that are specifically delegated to the Audit Committee by our Board of Directors from time to time.

During the fiscal year ended December 31, 2025, our Audit Committee held five meetings.
Our Board of Directors adopted a written charter for our Audit Committee, which is available on our website. Such written charter for the Audit Committee satisfies the applicable rules of the SEC and the listing standards of Nasdaq.
Sustainability Committee
Established in March 2021, the Sustainability Committee is a standing committee of the Board of Directors that is responsible for oversight of executive compensation, talent development and environmental, social and governance matters. Although the establishment of this committee is not required given our status as a controlled company, the Board formed the Sustainability Committee because we believe these matters require dedicated focus and attention.
Our Sustainability Committee consists of Kirk B. Griswold, Janet B. Haugen and Brian F. Hughes, each of whom satisfies the general independence requirements of the Nasdaq Listing Rules, with Janet B. Haugen serving as the chairperson of the committee. Members serve on this committee until their resignations or until otherwise determined by our Board of Directors. The Sustainability Committee meets at least quarterly in connection with our regularly scheduled Board meetings and regularly reports to the full Board regarding its activities.
The Sustainability Committee is responsible for, among other things:
•
reviewing and approving, or recommending to the full Board of Directors, corporate goals and objectives relevant to CEO and other executive officer compensation, including annual performance objectives, if any;

•
evaluating the performance of the CEO and either reviewing and approving, or recommending to the full Board of Directors, the annual salary, bonus, equity-based incentive and other benefits, direct and indirect, of the CEO;

•
overseeing the evaluation of the performance of the executive officers other than the CEO and either reviewing and approving, or recommending to the full Board of Directors, the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the executive officers other than the CEO;

•
reviewing and recommending to the Board of Directors the form and amount of director compensation;

Corporate Governance Matters	21

•
reviewing and making recommendations with respect to our equity compensation plans;

•
overseeing the Company’s sustainability strategy and reporting, and corporate citizenship matters;

•
overseeing the evaluation of the Board of Directors and management;

•
reviewing and discussing with the Board of Directors and executive officers plans for executive officer development and corporate succession plans for the CEO and other executive officers;

•
development and oversight of policies, disclosure, and reporting for environmental, social and governance matters;

•
considering matters of corporate governance, including periodically reviewing the Company’s corporate governance guidelines/principles;

•
reviewing and discussing with management the Company’s policies and practices related to its management of human capital resources, including talent development, retention, overall colleague wellness and engagement of Company personnel; and

•
reviewing and discussing with management the Company’s corporate culture and strategies in support of belonging and inclusion.

During the fiscal year ended December 31, 2025, our Sustainability Committee held seven meetings.
Our Board of Directors adopted a written charter for our Sustainability Committee, which is available on our website.
Nominating Committee
Established at the end of 2023, the Nominating Committee is a standing committee of the Board of Directors that is responsible for the selection and evaluation of nominees to the Board and its committees. Although the establishment of this committee is not required given our status as a controlled company, the Board formed the Nominating Committee because we believe the identification and selection of qualified director nominees is essential to the Company’s success.
Our Nominating Committee consists of Kirk B. Griswold, Janet B. Haugen and Brian F. Hughes, each of whom satisfies the general independence requirements of the Nasdaq Listing Rules, with Kirk B. Griswold serving as the chairperson of the committee. Members serve on this committee until their resignations or until otherwise determined by our Board of Directors. The Nominating Committee is expected to meet at least twice annually and as circumstances require and will report to the full Board regarding its activities.
The Nominating Committee is responsible for, among other things:
•
identifying individuals qualified to become directors, consistent with the criteria approved by the Board, from time to time, and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders or to fill vacancies or newly created directorships that may occur between such meetings;

•
overseeing the self-evaluation of the Board and its Committee; and

•
recommending to the Board the members of the Board to serve on the various committees of the Board.

During the fiscal year ended December 31, 2025, our Nominating Committee held two meetings.
22	Corporate Governance Matters

Our Board of Directors adopted a written charter for our Nominating Committee, which is available on our website.
Committee Charters and Corporate Governance Guidelines
Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe our Board’s views and policies on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by our Board and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by our Board of Directors.
Our Corporate Governance Guidelines, Audit Committee charter, Sustainability Committee charter, Nominating Committee charter and other corporate governance information are available on our website at https://investors.bentley.com/corporate-governance/governance-documents. Any stockholder also may request them in print, without charge, by contacting the Secretary of Bentley Systems, Incorporated, at 685 Stockton Drive, Exton, Pennsylvania 19341.
Oversight of Risk Management
The Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by the relevant committees of the Board. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements and the surveillance of administrative and financial controls. Through its regular meetings with management, including the finance and legal functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of relevant risk and the appropriate mitigating factors. The Sustainability Committee reviews compensation policies and practices of the Company and oversees and evaluates programs and risks associated with Board organization, structure and corporate governance, including as they relate to our corporate impact. The Nominating Committee, among other responsibilities, considers questions of director independence and possible conflicts of interest as it relates to members of the Board. In addition, the Board continues to exercise its ongoing oversight role over cybersecurity risks and other material enterprise risks impacting the Company, receiving regular updates from the Company’s executive management and operational teams regarding the Company’s primary risk areas and directing management to report back at regular intervals regarding such matters.
Corporate Governance Matters	23

Executive Officers of the Company
Set forth below is certain information regarding each of our current executive officers as of the date of this Proxy Statement, other than Gregory S. Bentley and Nicholas H. Cumins, whose biographical information is presented under “Nominees for Election to the Board of Directors in 2026.”
Name	Age	Principal Occupation and Other Information
Werner Andre	56	Chief Financial Officer
Brock Ballard	49	Chief Revenue Officer
James K. Lee	46	Chief Operating Officer
Julien Moutte	47	Chief Technology Officer
David R. Shaman	60	Chief Legal Officer and Secretary
Werner Andre has served as our Chief Financial Officer since January 1, 2022 and is responsible for all aspects of finance including worldwide accounting, financial planning and analysis, tax, and treasury. Mr. Andre joined us in 2015 as Global Corporate Controller. From 2020 until March 2024, he also served as our Chief Accounting Officer. Prior to joining us, Mr. Andre served as the assistant corporate controller, international accounting and reporting, for Rockwood Holdings, Inc. from 2010 to 2015, and held several roles with PricewaterhouseCoopers LLP from 1995 to 2010. He holds B.S. and M.B.A. degrees in Accounting and Financial Reporting from the University for Economics and Business Administration in Vienna.
Brock Ballard has served as our Chief Revenue Officer since January 1, 2023 and is responsible for leading all of our accounts globally. Mr. Ballard joined us in 2020 as Vice President and Regional Executive, Americas. Prior to joining us, Mr. Ballard served as Sales Leader with Dassault Systèmes, a developer of software for 3D product design, simulation, manufacturing and other 3D related products, Director of Sales at Autodesk, Inc., a developer of software products and services for the architecture, engineering, construction, manufacturing, media, education and entertainment industries, and Sales Executive Océ, a developer and manufacturer of printing and copying hardware and related software. He holds a Bachelor of Arts in Communication and Information Sciences from the University of Alabama.
James K. Lee has served as our Chief Operating Officer since joining us in January 2025. Mr. Lee oversees our portfolio development activities, as well as our business in China and Japan. Prior to joining Bentley, Mr. Lee worked at Google, which he joined in 2020, and served as the general manager of the startups and AI business at Google Cloud, an infrastructure and platform services business, from 2023 until joining Bentley. Prior to joining Google, Mr. Lee worked at SAP, an enterprise software solutions company, from 2008 to 2020, most recently serving as Chief Operating Officer for SAP Ariba and Fieldglass. Mr. Lee earned a Master of Business Administration from Harvard Business School, a Bachelor of Commerce from the University of British Columbia and a Diploma in Piano Performance from the Royal Conservatory of Music.
Julien Moutte has served as the Chief Technology Officer of Bentley Systems since 2023 and is the principal architect of the Company’s technology directions. He has over 20 years of technology leadership experience in startups, scaleups, and large organizations. Prior to joining Bentley as Vice President of Technology in 2021, Mr. Moutte served as head of technology for SAP Marketing Cloud and a member of the office of the chief technology officer with SAP Customer Experience. He also served as chief technology officer of Scytl, a platform for online voting, and the Fluendo, the Free Software multimedia experts, which he co-founded in 2004 in Barcelona, Spain. Mr. Moutte holds a degree in computer science from Université Claude Bernard in Lyon, France.
24	Executive Officers of the Company

David R. Shaman, our Chief Legal Officer, has led our legal team since 2015 and is responsible for legal, regulatory compliance, corporate philanthropy, government relations, and license compliance activities. Mr. Shaman previously served as Deputy General Counsel from 2006 to 2015. Prior to joining us in 1998, Mr. Shaman was an associate at the law firm Covington & Burling LLP. Mr. Shaman’s international experience includes eight years leading our legal operations outside the United States, as well as tenures at the European Commission, Directorate-General for Informatics in Brussels and Harlequin Limited, a software company in Cambridge, United Kingdom. He holds a Bachelor’s degree in Mathematics from the University of Pennsylvania, a J.D. from Harvard Law School, and a Diploma in Mathematical Statistics from Cambridge University.
Executive Officers of the Company	25

Proposal No. 1 — Election of Directors
Our Bylaws provide that the number of directors will be determined from time to time by resolution of our Board of Directors. We currently have eight directors on the Board of Directors. Upon election, each director is elected for a one-year term and serves until a successor is duly elected and qualified. Any additional directorships resulting from death, resignation, increase in the number of directors, or otherwise may be filled for the unexpired term by a majority vote of the remaining directors then in office. Directors may be removed with or without cause by the affirmative vote of a majority of the combined vote of our then-outstanding shares of Class A and Class B common stock, voting together as a single class.
Upon the recommendation of the Nominating Committee, the full Board of Directors has considered and nominated the following slate of nominees to serve as directors for a one-year term expiring at the 2027 Annual Meeting of stockholders: Gregory S. Bentley, Keith A. Bentley, Barry J. Bentley, Raymond B. Bentley, Nicholas H. Cumins, Kirk B. Griswold, Janet B. Haugen and Brian F. Hughes. Action will be taken at the Annual Meeting for the election of these director nominees.
Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) included with this Proxy Statement intend to vote the proxies held by them “FOR” the election of the director nominees. All of the nominees have indicated that they will be willing and able to serve as directors. If any of these nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.
Nominees for Election to the Board of Directors in 2026
The following information describes the offices held, ages (as of the date of this Proxy Statement), other business directorships and the term of service of each director nominee, as well as the experiences, qualifications, attributes or skills that caused the Board and the Board to determine that the director nominee should serve as a director. Beneficial ownership of equity securities of the director nominees is shown under “Ownership of Securities” below.

Gregory S. Bentley, 70 Executive Chairperson and President	Keith A. Bentley, 67 Director	Barry J. Bentley, Ph.D., 69 Director	Raymond B. Bentley, 65 Director

Nicholas H. Cumins, 49 Chief Executive Officer and Director	Kirk B. Griswold(1)(2), 64 Director	Janet B. Haugen(1)(3), 67 Director	Brian F. Hughes(1)(4), 67 Director
(1)
Member of the Audit Committee, Sustainability Committee and Nominating Committee

(2)
Chairperson of the Nominating Committee

(3)
Chairperson of the Sustainability Committee and Lead Independent Director

(4)
Chairperson of the Audit Committee

26	Election of Directors

Gregory S. Bentley has served as Executive Chairperson since July 2024 and President since June 1996. He previously served as Chief Executive Officer from August 2000 until July 2024. Prior to joining us in 1991, Mr. Bentley founded and served as Chief Executive Officer of Devon Systems International, Inc., a provider of financial trading software, which was sold to SunGard Data Systems, Inc. in 1987. Mr. Bentley served as a director of SunGard and a member of its audit committee from 1991 through 2005. He holds a B.S. in Economics and an M.B.A. in Finance and Decision Sciences from the Wharton School, University of Pennsylvania. He is a trustee of Drexel University.
We believe that Mr. Bentley is qualified to serve as a member of our Board of Directors due to the extensive and valuable business and managerial perspective he has and his significant experience in the software technology industry, together with a deep understanding of our history and commitment to the markets we serve.

Keith A. Bentley co-founded our Company and has served as a director since our inception in 1984. He previously served as the Company’s President from 1984 to 1995 and as the Chief Executive Officer from 1984 to 2000. He most recently served as our Chief Technology Officer until early 2023, a position he held since 2000. He retired from employment with the Company at the end of 2023. He holds a Bachelor’s degree in Electrical Engineering from the University of Delaware and an M.S. in Electrical Engineering from the University of Florida.
We believe that Mr. Bentley is qualified to serve as a member of our Board of Directors due to the perspective and experience he brings as one of our co-founders and our former Chief Technology Officer, and his experience in the software industry, especially as it relates to our technology and solutions.

Barry J. Bentley, Ph.D. co-founded our Company and has served as a director since 1984 and as an executive officer from 1984 through 2019. From September 1984 to June 1996, Dr. Bentley served as Chairperson of our Board of Directors. Prior to co-founding our Company, in 1979, he co-founded and served as Vice President of Dynamic Solutions Corporation, a software firm. Dr. Bentley is one of the originators of MicroStation and was continuously involved in the planning and development of our software solutions and technology since our inception through 2019. He holds a Bachelor’s degree in Chemical Engineering from the University of Delaware and an M.S. and Ph.D. in Chemical Engineering from the California Institute of Technology.
We believe that Dr. Bentley is qualified to serve as a member of our Board of Directors due to his deep knowledge and understanding of the Company’s technology, history and mission as one of our co-founders, as well as his experience in the software industry.

Election of Directors	27

Raymond B. Bentley has served as a director since May 2015. He previously served as an Executive Vice President from 1984 until his retirement at the end of 2021. He was the lead developer for MicroStation and chief architect in the core-graphics group. He holds a Bachelor’s degree in Mechanical Engineering from Rensselaer Polytechnic Institute and an M.S. in Computer Engineering from the University of Cincinnati.
We believe that Mr. Bentley is qualified to serve as a member of our Board of Directors due to his vast experience with our technology and the software industry, and for the business perspective he brings to the Board.

Nicholas H. Cumins has served as our Chief Executive Officer since July 2024 and as a director since September 2024. Mr. Cumins joined us in 2020, serving as our Chief Product Officer from 2020 until 2022 when he became our Chief Operating Officer. Prior to joining us, Mr. Cumins served as general manager of SAP Marketing Cloud, a comprehensive marketing automation platform, from 2018 to 2020. Mr. Cumins also served as chief product officer of Scytl, a platform for online voting, in Barcelona from 2016 to 2018, and senior vice president of product with OpenX, a pioneer in programmatic advertising, in Los Angeles from 2013 to 2016. He holds Maîtrise de Droit (Law) and Maîtrise de Sciences de Gestion (Business) degrees from University Paris II Panthéon-Assas, Paris, France.
We believe that Mr. Cumins is qualified to serve as a member of our Board of Directors due to his day-to-day involvement in the management and operation of our business and his unique international perspective he brings to the challenges we face.

Kirk B. Griswold has served as a director since 2002 and is the Chairperson of the Nominating Committee and a member of the Audit Committee and the Sustainability Committee. He is a Founding Partner of Argosy Capital Group, Inc., a private equity and real estate firm. He holds a Bachelor’s degree in Physics from the University of Virginia and an M.B.A. with a dual major in Finance and Management from the Wharton School, University of Pennsylvania.
We believe that Mr. Griswold is qualified to serve as a member of our Board of Directors due to his extensive experience in engineering, project management, and consulting, as well as his knowledge and experience in finance.

28	Election of Directors

Janet B. Haugen has served as a director and member of the Audit Committee since September 2020, as a member of the Nominating Committee since its formation in September 2023, as Chairperson of the Sustainability Committee since its formation in March 2021 and as Lead Independent Director since December 2021. She previously served as the Senior Vice President and Chief Financial Officer of Unisys Corporation from April 2000 to November 2016. She also held positions as Vice President, Controller and Acting Chief Financial Officer of Unisys between April 1996 and April 2000. Prior to joining Unisys, she held positions at Ernst & Young from 1980 to 1996, including as an audit partner from 1993 to 1996. From May 2019 until its acquisition in July 2025, she served on the board of directors of Juniper Networks, Inc., which designs, develops and sells high-performance network technology products and services. From 2018 to 2021, she served on the board of directors, as Audit Committee Chair and as a member of the Compensation Committee of Paycom Software, Inc., a provider of comprehensive, cloud-based human capital management software. In 2023, she joined the Board of NCR Voyix Corporation, a global provider of digital commerce solutions, where she chairs the Audit Committee and serves on the Compensation Committee. In December 2024, Ms. Haugen joined the Board of Directors of West Pharmaceutical Services Inc., a global pharmaceutical manufacturer, where she serves on the Audit Committee and Finance Committee. She also served on the Board of Directors and was chair of the Audit Committee of SunGard Data Systems Inc., a software and services company, from 2002 to 2005. Ms. Haugen holds a bachelor’s degree in Economics from Rutgers University, and also holds and maintains a certification from the National Association of Corporate Directors.
We believe that Ms. Haugen is qualified to serve on our Board due to her extensive leadership experience as an executive, financial expertise and public company governance experience as a current and prior member of the board of directors and audit committee chair of other public technology companies.

Election of Directors	29

Brian F. Hughes has served as a director since February 2020 and is the Chairperson of the Audit Committee and a member of the Sustainability Committee and Nominating Committee. He retired from KPMG LLP in 2019 where he was a partner from 2002 to 2019, serving as National Private Markets Group Leader from 2012 to 2019, National Co-Leader of KPMG’s venture capital practice from 2009 to 2019, and the practice leader of the Technology and Venture Capital group of KPMG’s Philadelphia office from 2002 to 2009. Mr. Hughes has also served on the Board of Directors and Audit Committee of GPGI, Inc. (f/k/a CompoSecure, Inc.) since 2021, and, in 2025, became a director and member of the Audit Committee of Resolute Holdings Management, Inc. From 2022 until its acquisition in 2025, Mr. Hughes also served on the Board of Directors and as Chairperson of the Audit Committee of Innovid Corp. He began his career in 1981 at Arthur Andersen where he was elected partner in 1993. Mr. Hughes holds a B.S. in Economics and Accounting from the Wharton School, University of Pennsylvania and an M.B.A. from the Wharton School, University of Pennsylvania.
We believe that Mr. Hughes is qualified to serve as a member of our Board of Directors due to his extensive financial and accounting experience with both private and public companies, as well as his understanding of public company audit and governance requirements and responsibilities.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

30	Election of Directors

Proposal No. 2 — Advisory (Non-Binding) Vote to Approve the Compensation of the Company’s
Named Executive Officers
The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act enable our stockholders to vote, on a non-binding, advisory basis, to approve the compensation of our named executive officers as described in the Compensation Discussion & Analysis section and the accompanying compensation tables and narrative discussion in this Proxy Statement (a “Say-on-Pay” vote). Stockholders are encouraged to read that information in its entirety to obtain a complete understanding of our executive compensation program philosophy, design, and linkage to stockholder interests. We emphasize pay for performance and market-based compensation are important elements of the Company’s compensation philosophy.
In accordance with the results of the non-binding, advisory vote on the frequency of our non-binding, advisory vote on executive compensation at our Annual Meeting of Stockholders held on May 26, 2022, our Board determined to implement an annual Say-on-Pay vote.
The Board of Directors encourages the Company’s stockholders to approve the following resolution (the “Executive Compensation Resolution”):
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, included in this Proxy Statement is hereby APPROVED.”
The Sustainability Committee, which administers our executive compensation program, values the opinions expressed by our stockholders in these advisory non-binding votes and will consider the outcome of these votes in making its decisions on future named executive officer compensation, along with other relevant factors. The next such Say-on-Pay Vote is expected to be held at the Company’s 2027 Annual Meeting of Stockholders.
Vote Required
This proposal requires the advisory non-binding vote of the holders of a majority in voting power of the shares of capital stock of the Company issued and outstanding, whether such holders are present in person or by proxy. Abstentions and broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EXECUTIVE COMPENSATION RESOLUTION.
Advisory (Non-Binding) Vote to Approve the Compensation of the Company’s Named Executive Officers	31

Proposal No. 3 — Ratification of Independent
Registered Public Accounting Firm
The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm for 2026.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of KPMG LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our stockholders.
Representatives of KPMG LLP are expected to attend the Annual Meeting. The representatives will also have the opportunity to make a statement if they desire to do so, and the representatives are expected to be available to respond to appropriate questions.
The shares represented by your proxy will be voted “FOR” the ratification of the selection of KPMG LLP unless you specify otherwise.
Audit and Non-Audit Fees
The following table presents fees billed for professional audit services and other services rendered to Bentley Systems by KPMG LLP and its affiliates for the fiscal years ended December 31, 2025 and 2024.
	2025	2024
Audit fees(1)	$3,693,106	$3,822,827
Audit-related fees(2)	390,000	—
Tax fees(3)	489,700	140,232
All other fees(4)	260,000	150,000
Total	$4,832,806	$4,113,059

(1)
Includes the aggregate fees paid or payable for each of the last two fiscal years for professional services rendered to us and our subsidiaries for the audits of our annual financial statements, audits of internal control over financial reporting (as required by Section 404 of the Sarbanes-Oxley Act of 2002), reviews of our quarterly financial statements and audit services provided in connection with other statutory, regulatory, or contractual requirements.

(2)
Includes fees billed for assurance and related services, including due diligence services in connection with mergers and acquisitions.

(3)
Includes the aggregate fees billed in each of the last two fiscal years for professional services rendered for tax compliance, tax advice and tax planning. Fees for 2025 and 2024 relate primarily to pre-approved general tax consulting services, including diligence and structuring services, and consulting services for certain research and development tax credits claimed by the Company.

(4)
Includes fees billed for non-audit services to provide real-time system implementation assessments over the pre-production environment of the Company’s various internal use software implementations.

The Audit Committee considered whether providing services shown in this table (other than services for the audit of the Company’s annual financial statements and the reviews of financial statements) was compatible with maintaining KPMG LLP’s independence and concluded that it was.
32	Ratification of Independent Registered Public Accounting Firm

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm
Consistent with SEC rules regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee has established procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm and, subject to the next sentence, pre-approves all audit and permitted non-audit services provided by its independent registered public accounting firm prior to each engagement. As part of such procedures, the Audit Committee has delegated to its chairperson the authority to review and pre-approve any such services in between the Audit Committee’s regular meetings. Any such pre-approval is subsequently considered and ratified by the Audit Committee at the next regularly scheduled meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.
Ratification of Independent Registered Public Accounting Firm	33

Report of the Audit Committee
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under “The Board of Directors and Certain Governance Matters — Board Committees and Meetings — Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles, and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received the written communications from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Brian F. Hughes, Chairperson
Kirk B. Griswold
Janet B. Haugen
34	Report of the Audit Committee

Compensation Discussion & Analysis
In this Compensation Discussion and Analysis (“CD&A”), we provide an overview of our executive compensation philosophy and objectives as well as a description of the material components of our executive compensation program for our Named Executive Officers (“NEOs”) listed below.
For fiscal 2025, our NEOs were as follows:
Name	Position
Nicholas H. Cumins	Chief Executive Officer
Werner Andre	Chief Financial Officer
Gregory S. Bentley	Executive Chairperson and President
James K. Lee(1)	Chief Operating Officer
David R. Shaman	Chief Legal Officer

(1)
James K. Lee joined the Company as Chief Operating Officer in January 2025.

Executive Summary
Our Fiscal 2025 Performance Highlights
Bentley Systems is the infrastructure engineering software company. Our purpose is to advance the world’s infrastructure for better quality of life. We empower people to design, build, and operate better and more resilient infrastructure through the adoption of our intelligent digital twin solutions. Our enduring commitment is to develop and support the most comprehensive portfolio of integrated software offerings across professional disciplines, infrastructure sectors, geographies, and the infrastructure lifecycle. Our software enables digital workflows across engineering disciplines, across distributed project teams, and from offices to the field. Moreover, our intelligent digital twin solutions empower our users to achieve sustainable development goals by realizing outcomes that are more sustainable and resilient.
For Bentley Systems, the year was notable for delivering the following key operating and financial results:
•
delivering total revenues of approximately $1.5 billion, up 11.0% or 10.1% on a constant currency basis over 2024;

•
year-over-year subscription revenue growth of 12.5% or 11.7% on a constant currency basis;

•
Annualized Recurring Revenues (“ARR”) were $1,462 million as of December 31, 2025, representing a constant currency ARR growth rate of 11.5%;

•
improving our AOI less SBC margin (as defined below) from 27.5% in 2024 to 28.6% in 2025;

•
generating cash flows from operating activities of  $538.5 million, compared to $435.3 million for 2024; and

•
generating free cash flow of  $520.2 million, compared to $421.1 million for 2024.

Free cash flow is a Non-GAAP financial measure. Please see Appendix A for information about this non-GAAP financial measure and a reconciliation of free cash flow from cash flows from operating activities, the most directly comparable financial measure under U.S. generally accepted accounting principles (“GAAP”).
Compensation Discussion & Analysis	35

The Board and the Sustainability Committee believe that the leadership provided by our management team was key to the execution reflected in 2025’s strong performance.
How We Pay for Performance: 2025 Compensation Highlights
We seek to attract, engage and retain a highly skilled management team with the leadership skills that will allow us to succeed in a competitive industry and achieve both annual and long-term business objectives. We embrace a compensation philosophy of offering our executives a competitive compensation and benefits package. Our Sustainability Committee oversees our executive compensation program, which includes several compensation elements that have each been tailored to reward and incentivize executives for focusing on and achieving specific financial and strategic objectives that the Board believes are central to delivering long-term stockholder value.
Our executive compensation program is based on the following principles:
•
Total direct compensation is targeted to be competitive with peer companies and market practices, in consideration of each executive officer’s scope of responsibility;

•
A substantial portion of executive compensation is at-risk and is highly dependent on annual financial and operational performance that aligns with our stockholders’ interests and supports sustainable growth; and

•
Use of equity is responsible and thoughtful as demonstrated by including stock-based compensation expense when calculating adjusted operating income margin for our performance-vested equity program (see below for further discussion) and the close monitoring of our annual share usage and overall dilution.

Based on our performance and consistent with the design of our program, below are key highlights of the executive compensation decisions the Sustainability Committee made for fiscal year 2025:
•
Long-term Equity Incentives. In fiscal year 2025, we granted our NEOs, other than Gregory S. Bentley, a mix of 50% time-vesting restricted stock units (“RSUs”) and 50% performance-vesting RSUs (“PSUs”). The PSUs were subject to a minimum performance threshold, namely, an Adjusted Operating Income less stock-based compensation expense (“AOI less SBC”, which was previously referred to as “Adjusted OI w/SBC”) margin performance level of at least 28.7% based on 2025 budget exchange rates. Since this threshold was met and, based on our New Business results (as discussed further below), the participating NEOs earned 101.7% of their target PSUs for the 2025 Performance Period. Please see “2025 Executive Compensation Details — Equity Incentives” in this CD&A for details.

•
Short-term Incentives. Our NEOs, other than Gregory S. Bentley, each have an opportunity to earn a cash-based short-term incentive based on individual and/or corporate achievements. Based on their performance for 2025, short-term incentive payouts were largely in line with the target award opportunities. For 2025, the Sustainability Committee established performance targets for Nicholas H. Cumins, linking payouts to the achievement of key growth objectives, including the Company’s revenue growth rate, AOI less SBC margin and annualized recurring revenue growth rate. Please see “2025 Executive Compensation Details — Short-term Cash Incentives” in this CD&A for details.

•
Career Stock Program. Nicholas H. Cumins and James K. Lee each participate in our equity-based Career Stock Program, which is designed to drive long-term growth and support retention. The program ties potential grants to the Company’s AOI less SBC growth, with awards — if granted — subject to a five-year cliff vesting period. By tying vesting to long-term Company performance, this instrument enhances alignment with sustained long-term stockholder value creation. Please see “2025 Executive Compensation Details — Equity Incentives — Career Stock Program” in this CD&A for details.

36	Compensation Discussion & Analysis

•
Bonus Pool Plan (Gregory S. Bentley Only). Gregory S. Bentley, our Executive Chairperson and President participates in a different incentive plan from the other NEOs, called the Bonus Pool Plan. The Bonus Pool Plan is a legacy plan from prior to our initial public offering (“IPO”) and was established to compensate a limited set of executives with substantial holdings of Company stock. With respect to fiscal year 2025 and driven by our adjusted internal Management Report Operating Income (“MROI”), Gregory S. Bentley was allocated a 12.1% (4/33) interest in the bonus pool. Please see “2025 Executive Compensation Details — Bonus Pool Plan (Gregory S. Bentley only)” in this CD&A for details. Gregory S. Bentley does not receive other short-term or long-term equity incentives.

Advisory “Say-on-Pay” Vote
In 2025, our stockholders cast a non-binding advisory vote (“Say-on-Pay”) to approve our executive compensation, which yielded approximately 97% support for our program. In addition to stockholder feedback we receive through our ongoing stockholder engagement efforts, we will continue to consider our Say-on-Pay results when making decisions about our executive compensation program. Based in part on the strong support reflected in the results of our most recent Say-on-Pay vote, the Sustainability Committee concluded that our executive compensation program is performing as intended and determined not to make changes to the core structure of the Company’s executive compensation program in fiscal 2025.
Our Compensation Practices
In overseeing our pay structure, our Sustainability Committee regularly reviews best practices in executive compensation and uses the following guidelines to encourage actions that are in the long-term interests of our stockholders and the Company alike. These include:
What We Do	What We Don’t Do

✓
Align compensation with stockholder interests

✓
Pay-for-performance philosophy and culture

✓
Majority of pay is performance-based and
not guaranteed

✓
Comprehensive clawback policy

✓
Rigorous stock ownership requirements for
all executives

✓
Perform an annual risk assessment of our compensation program

✓
Retain an independent compensation consultant

✓
Perform an annual review of our compensation peer group

✓
Review of annual “say on pay” vote

× No guaranteed bonuses × No excessive perquisites × No excise tax gross-ups × No “single trigger” change in control payments
What Guides Our Program
Compensation Philosophy and Objectives
Bentley Systems’ compensation philosophy is to employ market-competitive compensation programs and relevant total rewards offerings which will attract and retain talented, dynamic leaders who will further the Company’s mission of providing innovative software to advance the world’s infrastructure — sustaining both global economies and environment. We are motivated
Compensation Discussion & Analysis	37

to utilize compensation structures which lead to long-term appreciation of our common stock as well as other key drivers of Company performance, assuring that our executive compensation program is closely aligned with our overall business strategy, culture and values.
Our executive compensation program aims to achieve the following main objectives:
•
attract, engage and reward top talent;

•
provide incentives that motivate and reward achievement of our key performance goals to increase long-term stockholder value; and

•
adapt a market-based compensation structure to reflect our culture and values.

Our performance-based equity incentives for executives are designed to drive sustained improvements in operating profitability, reinforcing the Company’s commitment to continuous efficiency gains. By incorporating stock-based compensation expense into our adjusted operating income margin calculation, we ensure that our executives are accountable for all compensation decisions — not just cash-based ones — reflecting a comprehensive approach to operational efficiency. The margin metric and its definition are structured to prevent an undue focus on short-term profitability at the expense of long-term growth. Rather than restricting necessary investments, the plan incentivizes management to achieve a reasonable, incremental annual margin improvement while maintaining a long-term growth trajectory. Although these incentives are awarded annually, the plan’s design mitigates concerns about short-term bias by aligning compensation with sustainable performance.
Primary Elements of Compensation
Our compensation philosophy is supported by the following primary compensation elements:
Pay Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market and enable the Company to attract and retain critical executive talent.
Short-Term Incentives	Cash (Variable)	Provide annual incentive opportunities that reward executives based on the achievement of key corporate and individual objectives.
Long-Term Incentives	Equity (Variable)	Provide incentives to execute on financial and/or strategic goals that drive the creation of stockholder value and support the Company’s retention strategy.
Bonus Pool Plan (Gregory S. Bentley only)	Cash and Equity (Variable)	Gregory S. Bentley, our Executive Chairperson and President, participates in a different incentive plan from the other NEOs, called the Bonus Pool Plan. The Bonus Pool Plan is a legacy plan from prior to our IPO and was established to compensate a limited set of executives with substantial holdings of Company stock. As a Bonus Pool Plan participant, Gregory S. Bentley is eligible to receive an allocated interest of a bonus pool, which is derived from calculations of our adjusted MROI. Our Sustainability Committee reviews and approves all calculations informing Bonus Pool Plan payments. Awards earned from the Bonus Pool Plan may be received in cash or fully-vested shares of our Class B common stock at the election of the recipient and, additionally, may be deferred into our Non-Qualified Deferred Compensation Plan. The Sustainability Committee believes this unique plan continues to be an appropriate compensation vehicle for Gregory S. Bentley as a significant Company stockholder.
38	Compensation Discussion & Analysis

Compensation Determination Process
Role of Sustainability Committee. Our Sustainability Committee is responsible for oversight of executive compensation, talent development, leadership succession and matters related to environmental, social and governance trends. With regard to executive compensation, the Sustainability Committee is responsible for reviewing our executive compensation philosophy and objectives, approving the structure, components and other elements of executive compensation, and reviewing and approving the compensation of our NEOs. The Sustainability Committee oversees the executive compensation program to accomplish its articulated compensation objectives in line with the compensation philosophy described above.
The Sustainability Committee recognizes its responsibility to maintain a competitive executive compensation program that will support the Company’s ability to attract, motivate and retain top talent while, at the same time, aligning the financial interests of the executives with those of stockholders. Pay for performance and market-based compensation are important elements of the Company’s compensation philosophy.
Role of Executive Officers in Determining Compensation. The Sustainability Committee assesses all components of total direct compensation, including base salary and potential variable compensation, that the NEOs will be eligible to earn on an annual basis. As part of this process, our CEO makes recommendations to the committee for the NEOs, other than for himself and the Executive Chairperson. Such recommendations take into consideration factors such as internal pay equity, changes in responsibilities, compensation levels for similar positions in the industry, and personal performance and contributions. When the Sustainability Committee evaluates the performance of the CEO and approves his annual salary, bonus, and incentives the CEO is not present. As a member of the Board and Executive Chairperson, Gregory S. Bentley makes recommendations and provides input to the Sustainability Committee regarding the compensation of our CEO.
Role of Independent Compensation Consultant. In determining executive compensation for 2025, the Sustainability Committee retained the assistance of Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent outside compensation consultant. In 2025, Pearl Meyer assisted the Sustainability Committee with, among other things:
•
executive and director market pay analysis;

•
reviewing and modifying the compensation peer group;

•
reviewing and modifying executive and director pay programs; and

•
drafting certain proxy statement disclosures, including the Compensation, Discussion & Analysis section.

The Sustainability Committee has sole authority to engage and terminate Pearl Meyer’s services, as well as to approve their fees for services. In its role, Pearl Meyer makes recommendations to the Sustainability Committee but has no authority to make compensation decisions on behalf of the Sustainability Committee. Pearl Meyer had direct access to the Chairperson and the other members of the Sustainability Committee during 2025. Beyond advice related to the executive and director compensation programs, Pearl Meyer did not provide other services to us in 2025.
The Sustainability Committee annually evaluates the compensation consultant’s independence and performance under the applicable Nasdaq listing standards. The Sustainability Committee recognizes the importance of obtaining objective, independent expertise and advice in carrying out its responsibilities, which helps to further the Company’s objectives to recruit and retain qualified executives, align executive interests with those of stockholders and ensure that executive compensation packages will appropriately motivate and reward ongoing achievement of business goals.
Compensation Discussion & Analysis	39

The Sustainability Committee conducted a specific review of its relationship with Pearl Meyer in 2025 and determined that Pearl Meyer’s work for the Sustainability Committee did not raise any conflicts of interest. Pearl Meyer ‘s work conformed to the independence factors and guidance provided by the SEC and Nasdaq.
Use of Market Data and Peer Group Analysis
When considering executive compensation decisions, the Sustainability Committee believes it is important to be informed as to current compensation practices of comparable publicly held companies in the applications software industry, especially to understand the demand and competitiveness for attracting and retaining an individual with each executive’s specific expertise and experience.
With the assistance and recommendations of Pearl Meyer, in January 2025, the Sustainability Committee approved a peer group of reference companies to provide a broad perspective on competitive pay levels and practices and to use when setting 2025 compensation levels. The 2025 peer group is similar to the peer group used for 2024, although we removed two companies (MicroStrategy and Splunk) and replaced them with three new companies (Dynatrace, Nutanix and SPS Commerce) so as to have a peer group whose businesses reflect the general criteria listed below.
When selecting appropriate peers, the general criteria used were:
•
industry — publicly traded companies in the application/systems software industry;

•
revenues — between $580 million and $6.0 billion (approximately 0.3x to 3.0x of Bentley Systems’ then projected annual revenues);

•
market capitalization — between $7.5 billion and $56 billion (approximately 0.3x to 3.0x of Bentley Systems’ then current market value); and

•
headcount — between 1,600 to 16,000 employees (approximately 0.3x to 3.0x of Bentley Systems’ headcount).

For the purpose of setting compensation levels for fiscal year 2025, the following 19 public companies were selected as our peer group:
2025 PEER GROUP
Akamai Technologies	DocuSign	Okta
Altair Engineering, Inc.	Dropbox	PTC
ANSYS, Inc.	Dynatrace	SPS Commerce
Aspen Technology, Inc.	Fair Isaac	Tyler Technologies
Autodesk, Inc.	Guidewire Software	Verisign
Cadence Design Systems	Manhattan Associates
Dayforce (formerly Ceridian HCM)	Nutanix
In reviewing our executive officer compensation, including for our NEOs, the Sustainability Committee uses competitive compensation data from an annual total compensation study of selected peer companies and other relevant survey sources to inform its decisions about overall compensation opportunities and specific compensation elements. The Sustainability Committee uses our compensation peer group as one data source among many when setting executive pay packages. Although useful as a reference, the Sustainability Committee does not target a percentile within this peer group as a specific objective. Instead, our compensation decisions are based on the consideration of many factors, including, but not limited to, individual and Company performance, scope of job, market data, internal equity, experience, and
40	Compensation Discussion & Analysis

strategic needs, as well as input from and research by Pearl Meyer. As a result of evaluating compensation based on the criteria described above, total target compensation for our NEOs may, in certain circumstances, be above or below the median levels of our peer group.
2025 Executive Compensation Details
Base Salary
Base salary is the primary fixed component of our executive officers’ compensation and helps to attract and retain our talented executives. With the exception of Gregory S. Bentley who participates in our Bonus Pool Plan (and whose base salary has been fixed indefinitely), when setting annual base salaries for our NEOs, the Sustainability Committee’s considerations include, but are not limited to:
•
each executive officer’s position and specific responsibilities;

•
recent individual performance;

•
level and breadth of experience;

•
achievement of corporate and strategic goals;

•
a review of competitive pay levels at comparable positions at peer companies; and

•
retention considerations.

The Sustainability Committee does not apply any specific formulas to determine increases in base salaries for our executive officers but instead makes an evaluation of these considerations. In setting base salaries for our executive officers (other than the Executive Chairperson and President), the Sustainability Committee also considers the recommendations of the CEO and the CEO’s evaluation of each executive’s respective performance. In setting the base salary of our CEO, the Sustainability Committee also considers the input and recommendations of the Executive Chairperson.
Annual base salaries for our NEOs were as follows as of December 31, 2025, and, if the individual was also an NEO in 2024, as of December 31, 2024. James K. Lee joined the Company as Chief Operating Officer in January 2025, and, therefore only his base salary for 2025 is presented below. For 2025, Nicholas H. Cumins’ base salary in local currency did not change from 2024. The negative percentage change in his base salary for 2025 reflected in the table below is the result of currency exchange rates in effect on the date his compensation was set in each year. Please refer to footnote two in the table below for more information.
Name	2024 Base Salary(1)	2025 Base Salary(1)	% Change
Nicholas H. Cumins(2)	$825,755	$791,603	(4.1)%
Werner Andre	$528,912	$543,193	2.7%
Gregory S. Bentley	$200,000	$200,000	—
James K. Lee	N/A	$400,000	N/A
David R. Shaman	$472,500	$485,256	2.7%

(1)
Represents base salaries approved by the Sustainability Committee in March of the applicable year, other than with respect to James K. Lee, whose 2025 base salary in the table above is reflective of the non-prorated base salary set for him when he joined the Company as COO in January 2025.

(2)
Nicholas H. Cumins’ salary and, where applicable, other cash compensation is denominated and paid in Euros (“EUR”) and has been converted from Euros to U.S. Dollars (“USD”). For 2024 information, his compensation was converted from EUR to USD using an exchange rate of 1.0808 USD to 1.00 EUR, the exchange rate in effect when his 2024 compensation was initially determined by the Sustainability Committee. For 2025 information, his compensation was converted from EUR to USD using an exchange rate of 1.0361 USD to 1.00 EUR, the exchange rate in effect when his 2025 compensation was initially determined by the Sustainability Committee.

Compensation Discussion & Analysis	41

Short-term Cash Incentives
Our NEOs, other than Gregory S. Bentley, each have an opportunity to earn a cash-based short-term incentive based on individual and/or corporate achievements. Quarterly goal achievement is assessed for each executive.
In fiscal year 2025, each eligible NEO’s short-term incentive was based on achievement against pre-determined management-by-objectives (“MBO”) goals. All goals and targets are set at the beginning of the year and include a mix of objective and subjective criteria. We do not disclose these specific goals due to their sensitive nature, as doing so could provide competitors with insights into our business strategy, margin details and capabilities. Target performance levels are established to be reasonably challenging, based on historical trends and future expectations.
As CEO, Nicholas H. Cumins’ short-term cash incentive program for 2025 was based upon the achievement of growth goals tied to the Company’s revenue growth rate, AOI less SBC margin and annualized recurring revenue growth rate (each as defined in the Company’s quarterly public filings). Mr. Cumins’ total incentive payment is weighted 70% toward the combined revenue growth rate and AOI less SBC margin goals and 30% toward the annualized recurring revenue growth rate goal. A minimum of 90% of each target must be met for any payout under that metric, with payouts capped at 120% of the incentive target.
For fiscal year 2025, our NEOs (other than Gregory S. Bentley) achieved the following payouts relative to their applicable on-target incentive cash compensation.
Name	Percentage Attained
Nicholas H. Cumins	98.9%
Werner Andre	105.0%
James K. Lee	103.8%
David R. Shaman	105.0%
Bonus Pool Plan (Gregory S. Bentley only)
As described above in this CD&A under the section “Primary Elements of Compensation,” Gregory S. Bentley, our Executive Chairperson and President, participates in a different incentive plan from the other NEOs, called the Bonus Pool Plan. The Bonus Pool Plan is a legacy plan from decades prior to our IPO and was established to compensate a limited set of executives with substantial holdings of Company stock. The Sustainability Committee believes this unique plan continues to be an appropriate compensation vehicle for Gregory S. Bentley as a significant Company stockholder.
Under the Bonus Pool Plan, participants are eligible to receive incentive bonuses based on our Management Report Operating Income, or adjusted operating income, as determined by our internal management accounts (“MROI”). The Bonus Pool Plan may be funded with up to an aggregate of 20% of our adjusted MROI (as adjusted for accounting anomalies and other items identified as non-GAAP charges), minus (a) the value of certain incentive compensation paid to or reserved for senior management members and others employees who do not participate in the Bonus Pool Plan; (b) allowed charitable contributions recommended by the plan participants; and (c) any other amount recommended by a majority of participants, subject to approval by our non-employee directors. Payments are determined and made quarterly to plan participants based on each such participant’s allocated interest in the bonus pool. For 2025, Gregory S. Bentley was allocated a 12.1% (4/33) interest.
A participant may elect, prior to the start of the applicable calendar year, to defer any portion, or all, of such participant’s incentive bonus payable with respect to such year into the
42	Compensation Discussion & Analysis

Non-qualified Deferred Compensation Plan (“DCP”). In 2025, Gregory S. Bentley did not elect to defer any of his Bonus Pool Plan compensation into the DCP.
Participants also may choose to elect to receive any portion, or all, of their non-deferred incentive bonus in cash or in shares of fully vested Class B common stock, issued under our 2020 Omnibus Incentive Plan (the “2020 Plan”). This election must be made prior to the start of the applicable calendar quarter for which the incentive bonus is to be paid. Notwithstanding participants’ elections to receive shares of fully vested Class B common stock in respect of their non-deferred incentive bonus payments, if, in any calendar quarter, the aggregate dollar value of shares of fully vested Class B common stock payable in respect of the non-deferred incentive bonuses exceeds $7.5 million, the portion of each participant’s non-deferred incentive bonus payable in shares of fully vested Class B common stock will be reduced pro rata such that the $7.5 million limit is not exceeded, and, for each affected participant, the amount of such reduction will be payable in cash. For fiscal year 2025, Gregory S. Bentley elected to receive 75% of his Bonus Pool Plan compensation in the form of stock.
In accordance with the terms of the Bonus Pool Plan, the Sustainability Committee reviews and approves all calculations informing Bonus Pool Plan payments, as well as all participant elections thereunder.
Equity Incentives
New Hire Restricted Stock Units for James K. Lee
In connection with joining the Company as Chief Operating Officer in January 2025, James K. Lee was awarded 165,344 time-vesting restricted stock units (“RSUs”), the vesting schedule of which is as follows: fourteen percent (14%) vested on May 13, 2025, fourteen percent (14%) vested on December 15, 2025, and eighteen percent (18%) will vest on each of December 15, 2026, 2027, 2028 and 2029, subject to his continued employment with the Company. This grant was intended to compensate for foregone equity at James K. Lee’s prior employer and to support long-term retention. James K. Lee was also awarded RSUs and PSUs in-line with our regular, annual equity awards discussed below.
Time and Performance Vesting Restricted Stock Units
Equity compensation is a key component of our executive compensation program. Our equity incentive plans are designed to align the long-term interests of participants with the creation of long-term value for our stockholders as well as support our talent retention objectives.
The Sustainability Committee determines the size of equity grants according to each executive officer’s position, responsibilities and individual performance, among other factors. To help with this process, the Sustainability Committee references peer group and industry survey data and practices provided by Pearl Meyer. The Sustainability Committee has the discretion to give relative weight to any of these factors as it determines an appropriate size of equity grants.
In fiscal year 2025, we granted our executives (other than Gregory S. Bentley) both RSUs and PSUs. This decision was based, in part, on market analysis as an appropriate mix for our equity program.
Compensation Discussion & Analysis	43

Name	Time- vesting RSUs (#)	Annual Performance- vesting PSUs (at target) (#)
Nicholas H. Cumins(1)	24,122	24,122
Werner Andre	20,314	20,314
James K. Lee(2)	12,189	12,189
David R. Shaman	18,148	18,148

(1)
Amounts in table for Nicholas H. Cumins do not include the RSUs awarded to him in 2025 in connection with the Career Stock Program. See “— Career Stock Program.

(2)
Amounts in table for James K. Lee do not include the RSUs awarded to him upon his hiring discussed above under “— New Hire Restricted Stock Units for James K. Lee.”

Time-vesting RSUs. Our annually awarded RSU grants vest over four years in annual installments, beginning with the first anniversary of the date of grant.
Performance-vesting PSUs. Performance-vesting PSUs granted in 2025 vest based on the following targets and criteria:
Performance-vesting PSUs have a one-year performance period (the “Performance Period”) and are structured to align executive incentives with the performance metrics highlighted in our external reporting to stockholders. These PSUs are subject to a cliff vesting provision, whereby no vesting occurs unless the Company’s AOI less SBC margin meets or exceeds the established target. If this threshold is met, the total number of PSUs that vests is determined by the Company’s New Business performance relative to the target set for the Performance Period. For 2025, maximum vesting was capped at 125% of the initial award.
For the purposes of the PSUs described above:
•
AOI less SBC is defined as operating income adjusted for the following: amortization of purchased intangibles, expense (income) relating to deferred compensation plan liabilities, acquisition expenses, and realignment expenses (income), for the respective periods.

•
AOI less SBC margin is calculated by dividing AOI less SBC by total revenues for the relevant period.

The Company’s 2025 AOI less SBC margin target of 28.7% was set using 2025 budget exchange rates, and the Company achieved a resulting 28.8% AOI less SBC margin using 2025 budget exchange rates.
•
Annual New Business targets are weighted measures of the growth of recurring subscriptions, sales of licenses as booked and billed, and recognized revenues for services delivered. New Business targets exclude certain acquired revenues and control for the impacts of Company price increases and currency exchange fluctuations.

The Sustainability Committee approved New Business goals with the objectives of accelerating top-line revenue performance and growing our recurring business. New Business growth correlates with ARR and GAAP revenue growth as a leading indicator. The main elements comprising New Business are the growth over the prior year of the annualized contract value of annual recurring subscriptions, amounts booked and billed for license sales, amounts paid for monthly subscriptions and recognized revenues for project services and training. New Business targets exclude certain acquired revenues and control for the impacts of Company price increases and currency exchange fluctuations.
44	Compensation Discussion & Analysis

While objective goals have been established, we consider the detailed goals and targets within each category to be sensitive information. Disclosing the specifics could provide competitors with insights into our business strategy, margin details and capabilities, which could be competitively harmful. Target performance levels are set to be reasonably challenging based on historical trends and future expectations at the time of determination. Additionally, the combination of AOI less SBC margin as a threshold metric and New Business growth as the core metric reinforces our commitment to sustainable growth.
Based upon the performance goals set for fiscal year 2025, the Sustainability Committee determined in January 2026 that the PSUs granted to the NEOs vested at 101.7% of the established target level.
Career Stock Program
As of the end of 2025, Nicholas H. Cumins and James K. Lee were the sole participants in the Career Stock Program, an equity incentive program under which the Company may grant RSU awards pursuant to the 2020 Plan.
Under the Career Stock Program, the Sustainability Committee may periodically grant time-vesting RSU awards to participants, with the award amount determined based on the Company’s AOI less SBC growth in the prior year (the “Performance Year”). Specifically, the award amount is calculated as 10% and 5% for Nicholas H. Cumins and James K. Lee, respectively, of the difference between realized AOI less SBC growth for the Performance Year and an inflation-adjusted target growth level. Subject to the continued employment of the program participant, any awards granted under this program will cliff-vest 100% five years after the end of the Performance Year and will otherwise be subject to the terms and conditions of the 2020 Plan. Given the design of the program, which ties vesting to long-term performance of the Company, we believe the addition of this instrument provides an even closer alignment to sustained long-term valuation creation for our stockholders.
Moreover, the Sustainability Committee views the Career Stock Program as a way to encourage long-term service and align executive incentives with sustained Company performance, while reinforcing retention through five-year cliff vesting. In the first quarter of 2026, Nicholas H. Cumins and James K. Lee were awarded 73,839 RSUs and 36297 RSUs, respectively, in respect of the 2025 Performance Year which vest 100% on December 15, 2030 subject to their respective continued employment.
Program Design Updates for Fiscal Year 2026
As part of its ongoing oversight of the executive compensation program and desire to keep pace with prevailing governance standards, in early 2026, the Sustainability Committee approved certain refinements to the design of the Company’s short-term and long-term equity incentives for fiscal year 2026. These updates build on the existing compensation framework and are intended to further align executive incentives with enterprise performance priorities and long-term stockholder value creation.
•
Short-Term Cash Incentives. Beginning in fiscal year 2026, the Sustainability Committee refined short-term cash incentives to place greater emphasis on enterprise-level performance (financial and strategic) and alignment across the executive team. Under the 2026 design, the short-term cash incentive opportunity for the CEO and the majority of the executive team is based on a 70% weighting on ARR growth and a 30% weighting on the attainment of shared Company goals related to the Company’s strategic initiatives. This represents a shift from the 2025 design, under which most executives participated in individual MBO — based programs, while the CEO’s incentive was weighted primarily toward growth and profitability measures. The measurement and payout structure will also transition from quarterly to an annual performance period.

Compensation Discussion & Analysis	45

•
Long-Term Equity Incentives. For fiscal year 2026, the Sustainability Committee refined the design of the Company’s performance-based equity awards to strengthen long-term alignment with sustained growth and profitability, while improving consistency with market practice. The overall equity incentive mix remains unchanged, with awards continuing to be delivered as a combination of RSUs (50%) and PSUs (50%). Beginning in 2026, PSUs will be earned based on one-year New Business Growth (“NBG”) performance and will cliff-vest after three years, with final payouts subject to a three-year adjusted operating income margin downward modifier (excluding operating stock-based compensation). As part of the transition to PSUs that are subject to financial metric(s) measured over a three-year period, the Sustainability Committee recognized that pre-existing PSU awardees, including each NEO other than Gregory S. Bentley, would have a two-year gap in awards vesting during each of 2026 and 2027. Accordingly, in early 2026, the Sustainability Committee awarded each such individual PSUs that are subject to one-year performance vesting based solely upon annual NBG performance. This overall design replaces the prior structure that relied more heavily on single-year profitability thresholds and is intended to balance near-term execution with sustained operating discipline over a longer horizon.

Together, these refinements, which will be described in further detail in the Company’s 2027 proxy statement, are expected to reinforce the Company’s pay-for-performance philosophy by aligning executive compensation more closely with enterprise growth, strategic execution, and sustained financial discipline, while maintaining continuity with the overall structure of the executive compensation program.
Additional Compensation Practices and Policies
Stock Ownership Guidelines
To align executive compensation with long-term stockholders’ value, executive officers are required to maintain a meaningful investment in our shares pursuant to Board-adopted share ownership guidelines.
Position	Required Ownership (as a multiple of base salary)
CEO	5x
All other named executive officers	2x
Each executive officer has three years to achieve the ownership requirement from the later of the effective date of the guidelines, his or her hiring or promotion date, or the end of the calendar year during which he or she is determined to be a named executive officer of the Company. Our executive officers may satisfy the guidelines with shares owned directly or indirectly in a trust or by a spouse and/or minor children and with vested stock options or phantom shares held in the DCP. In the case of vested stock options, the aggregate exercise price required to be paid for such shares is deducted in determining the aggregate value of the shares represented by such awards. As of the Record Date, all named executive officers met the stock ownership guidelines applicable to them.
Employment Agreements
Other than as described below with respect to James K. Lee, we do not currently have employment agreements with any of our currently employed named executive officers. Upon his promotion to CEO, Nicholas H. Cumins was appointed gérant (manager) of Bentley Systems France S.a.r.l. (“Bentley France”). Prior to that time, he was employed by our French subsidiary and had executed a standard form of French employment agreement. Upon his appointment as gérant, that employment agreement ended. Each of our executive officers, including the NEOs, has executed customary intellectual property assignment agreements for our benefit.
46	Compensation Discussion & Analysis

Pursuant to those agreements, each of our executive officers has confirmed his or her understanding and agreement that any and all intellectual property and trade secrets (i) related to our business and (ii) contained in our products or systems that such executive has created, developed or otherwise produced or caused to be produced or delivered to us, or will so do in the future, is our property or will be assigned to us. Each executive officer has also agreed to take all further acts that may be necessary to transfer, perfect, and defend our ownership of such property.
Except as noted below with respect to James K. Lee’s employment agreement, the Severance Policy and the letter agreement we have executed with Nicholas H. Cumins, none of our NEOs is party to any individual contract that entitles him to any individualized severance, golden parachute or similar payments upon a change in control of the Company.
Employment Agreement with James K. Lee
We are party to an at-will employment agreement with James K. Lee that provides for a base salary of  $400,000 and an initial annual cash incentive compensation target of  $400,000 (prorated for Mr. Lee’s start date with the Company), as well as the RSU and PSU awards granted to him in 2025 and described above. Please see “2025 Executive Compensation Details — Base Salary,” “Short-term Cash Incentives,” and “Equity Incentives” in this CD&A for details.
Under the terms of his employment agreement, James K. Lee became: (i) a participant in the Company’s Career Stock Program at a participation percentage equal to one-half of the participation percentage applicable to the Company’s Chief Executive Officer; and (ii) a “Covered Executive” under the Company’s Severance Policy for Key Executives described below.
The Company may terminate James K. Lee’s employment at any time with or without Cause (as defined in the Severance Policy). In addition, James K. Lee may terminate his employment with the Company at any time, including for Good Reason (as defined in the Severance Policy). To the extent the Company terminates James K. Lee’s employment without Cause or Mr. Lee terminates his employment for Good Reason, Mr. Lee shall be entitled to receive the compensation provided for in the Severance Policy described below.
James K. Lee is also entitled to participate in all employment benefit plans, practices, and programs available for the benefit of senior executives of the Company generally and reimbursement for reasonable out-of-pocket expenses incurred by him in the furtherance of the Company’s business.
Severance Policy; Letter Agreement with Nicholas H. Cumins
The Company maintains the Bentley Systems, Incorporated Severance Policy for Key Executives (the “Severance Policy”). As of the end of 2025, Nicholas H. Cumins and James K. Lee were the sole NEOs participating in the Severance Policy. Under the Severance Policy, if a participant’s employment with the Company or its affiliates is terminated (i) by the Company without Cause (as defined in the Severance Policy) or (ii) by the participant for “Good Reason” (as defined below), such participant is entitled to receive: (x) payments for the 12 months following his or her termination of an amount equal to the average of the base salary and cash incentive compensation actually paid to the participant in the two prior full calendar years; (y) payment of premiums by the Company for 12 months of continuing coverage for the participant and his or her family of medical benefits; and (z) payment for accrued vacation and other perquisites through the date of termination. The foregoing severance benefits are subject to the participant’s execution of an effective release of claims in favor of the Company and continued compliance with restrictive covenants.
Compensation Discussion & Analysis	47

For the purposes of the Severance Policy, “Good Reason” means (i) material diminution in the participant’s duties or responsibilities; (ii) a material reduction in the participant’s total on-target compensation (i.e., base salary and target annual cash incentive compensation) as in effect for the 12-month period immediately prior to such reduction; or (iii) relocation of the participant’s principal place of business that will require the participant to travel a materially greater distance on a regular basis (as compared with the participant’s prior practice).
As part of Nicholas H. Cumin’s promotion to CEO and appointment as gérant (manager) of Bentley France, Mr. Cumins, the Company and Bentley France executed a Letter Agreement (the “Letter Agreement”) pursuant to which Mr. Cumins has acknowledged and agreed that any amounts payable to him under the Severance Policy will be fully offset by any severance-related amounts paid to him in his capacity as gérant of Bentley France, whether pursuant to statute, regulation, local law or otherwise. In addition, the Letter Agreement provides that to the extent Mr. Cumins is paid any amounts under the Severance Policy, such amounts will be deemed to satisfy any severance-related payments to which he may be entitled in his capacity as gérant of Bentley France pursuant to statute, regulation, local law or otherwise.
Executive Benefits
All of our full-time colleagues, including our NEOs, are eligible to participate in our comprehensive suite of benefit plans such as, in the U.S., medical, dental and vision insurance, paid parental leave, a 401(k) plan, life and disability insurance, health savings accounts, access to employee assistance plans and telehealth options, an employee stock purchase plan, and more.
In addition, during 2025, each of our NEOs received the following benefits:
–
reimbursement for health and fitness memberships and programs, supplemental life and/or disability insurance, and/or certain legal, financial, and tax counseling services in an aggregate amount of up to $12,500 per year. Nicholas H. Cumins is also eligible to receive an additional annual reimbursement of  $7,500 for tax, financial or legal advisory fees;

–
reimbursement of certain costs of the executive’s spouse and dependent children to accompany the executive on qualifying business trips in an amount of up to $25,000 per year;

–
charitable matching contributions in an amount of up to $12,500 per year; and

–
an annual vehicle allowance of  $15,000 and reimbursement for airline club membership in an aggregate amount of up to $750 per year.

We believe the benefits and perquisites described above are necessary and appropriate to provide a competitive compensation package to our NEOs.
Profit Sharing/401(k) Plan
We sponsor a defined contribution plan intended to qualify for favorable tax treatment under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. The plan provides for employer matching or Company-made contributions on behalf of participants. Employer matching and Company-made contributions become 25% vested after one year of service and continue vesting thereafter at 25% per year until they are 100% vested following four years of service. Up to 100% of Company-made contributions may be invested in shares of our Class B common stock. For fiscal year 2025, each of our NEOs, except Nicholas H. Cumins, received employer 401(k) matching contributions in the following amounts: $10,500 for Gregory S. Bentley; $10,152 for Werner Andre; $10,500 for James K. Lee; and $10,500 for David R. Shaman. Nicholas H. Cumins is based in France and is not
48	Compensation Discussion & Analysis

eligible to participate in the 401(k) plan. However, for 2025, we made Company contributions of$57,499 pursuant to a French statutory pension plan applicable to Nicholas H. Cumins.
Nonqualified Deferred Compensation Plan
We sponsor the Bentley Systems, Incorporated Nonqualified Deferred Compensation Plan (the “DCP”), which was amended and restated effective September 22, 2020, under which participants, including Gregory S. Bentley and David R. Shaman, may defer all or any part of their incentive compensation, and we may make discretionary awards on behalf of such participants. Elective participant deferrals and discretionary Company awards are denominated in phantom shares of our Class B common stock. The DCP is a legacy plan that pre-dates our IPO. Several years prior to our IPO we made the decision to close the DCP to new participants and to discontinue making Company awards to existing participants indefinitely. Accordingly, we made no discretionary Company awards to the DCP in fiscal year 2025.
For fiscal year 2025, neither Gregory S. Bentley nor David R. Shaman elected to defer any of their incentive compensation into the DCP. As of December 31, 2025, Gregory S. Bentley and David R. Shaman held 2,328,166 and 186,557 phantom shares of our Class B common stock within the DCP, respectively.
Other Cash Incentives
From time to time, colleagues, including our NEOs, may receive discretionary cash bonuses in recognition of exceptional service to the Company. In addition, colleagues, including our NEOs, receive nominal cash bonuses in recognition of milestone employment anniversaries with the Company. No such awards were made to any of the NEOs in 2025.
Incentive Clawback Policy
In August of 2023, our Sustainability Committee approved the adoption of our Incentive Clawback Policy designed to comply with the mandatory compensation “clawback” requirements under Nasdaq rules that became effective December 1, 2023. The policy provides for the recovery of certain incentive-based compensation in the event we are required to restate our financial statements, and applies to all of our executive officers, not just our NEOs.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non-public Information
Since the IPO, we have not granted stock option awards, and, currently, we do not grant stock options, SARs, or similar option-like instruments; as such, we do not have any policy or practice in place on the timing of awards of options, SARs, or similar option-like instruments in relation to the disclosure of material non-public information. If, in the future, we anticipate granting stock options, SARs, or similar option-like instruments, we may determine to establish a policy regarding how the Sustainability Committee or Board determines when to grant such awards and how the Sustainability Committee or Board will take material non-public information into account when determining the timing and terms of such awards.
Accounting and Tax Considerations
The Company accounts for equity-based compensation under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation (“Topic 718”), which requires the Company to value and record an expense over the service period of the award. Thus, the Company may record an expense in one year for awards granted in earlier years. Accounting rules also require the recording of cash compensation as an expense when earned. The Sustainability Committee considers the deductibility of executive compensation under Section 162(m) of the Code in designing, establishing and
Compensation Discussion & Analysis	49

implementing our executive compensation policies and practices. While the Sustainability Committee considers the deductibility of awards as one factor in determining executive compensation, the Sustainability Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.
In addition to considering the tax consequences, the Sustainability Committee considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.
Compensation Risk Assessment
We believe that our compensation program balances risk and potential reward in a manner that is appropriate to our Company’s circumstances and in the best interests of our long-term stockholders. Our Sustainability Committee has reviewed the compensation program with regards to compensation-related risk and concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
50	Compensation Discussion & Analysis

Sustainability Committee Report on Executive Compensation
The Sustainability Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on such review and discussions, the Sustainability Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
This report is respectfully submitted by the members of the Sustainability Committee of the Company’s Board of Directors.
Janet B. Haugen, Chairperson
Kirk B. Griswold
Brian F. Hughes
Sustainability Committee Report on Executive Compensation	51

Executive and Director Compensation
Summary Compensation Table
The following table summarizes compensation for the fiscal years ended December 31, 2025, 2024 and 2023 earned by our principal executive officer, principal financial officer and our three other most highly-compensated executive officers. These individuals are referred to as our named executive officers. David R. Shaman became a named executive officer in 2024, and James K. Lee became a named executive officer in 2025.
Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Nicholas H. Cumins(5) Chief Executive Officer	2025	791,603	3,094,766	823,899	105,693	4,815,961
	2024	730,476	11,785,744	732,064	217,123	13,465,407
	2023	633,852	1,515,312	371,181	71,305	2,591,650
Werner Andre Chief Financial Officer	2025	539,623	1,629,590	579,618	44,762	2,793,593
	2024	515,434	3,792,965	600,039	52,736	4,961,174
	2023	456,250	1,161,140	542,875	45,570	2,205,835
Gregory S. Bentley Executive Chairperson and President	2025	200,000	6,851,632	2,209,066	43,661	9,304,359
	2024	200,000	12,188,212	3,981,002	48,849	16,418,063
	2023	200,000	14,298,984	4,764,861	39,566	19,303,412
James K. Lee Chief Operating Officer	2025	387,949	8,676,219	381,889	50,623	9,496,680
David R. Shaman Chief Legal Officer	2025	482,068	1,455,832	517,931	56,075	2,511,906
	2024	466,875	3,655,105	559,688	55,314	4,736,982

(1)
Amounts reflect the actual base salary earned by each named executive officer in each fiscal year.

(2)
Represents the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 15, Stock-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The amounts set forth above for Gregory S. Bentley represent the awarding of fully-vested shares of Class B common stock in settlement of amounts payable under the Bonus Pool Plan. The amounts set forth above for the other named executive officers in fiscal year 2025 represent the aggregate grant date fair value for time-based and performance-based restricted stock units granted in fiscal year 2025, assuming 100% vesting of all performance-based restricted stock unit awards. All such awards are granted pursuant to the Company’s 2020 Plan. See the section titled “2025 Executive Compensation Details — Bonus Pool Plan (Gregory S. Bentley only)”, and “2025 Executive Compensation Details — Equity Incentives”, above in CD&A. Assuming the highest level of performance is achieved, which would result in the vesting of 125% of the applicable performance-based award, the dollar value of such maximum vesting as of the grant date for such performance-based awards was: for Nicholas H. Cumins $1,209,417; for Werner Andre, $1,018,493; for James K. Lee, $611,126; and for David R. Shaman, $909,895.

(3)
For Gregory S. Bentley, amounts reflect cash earned pursuant to the Bentley Systems, Incorporated Bonus Pool Plan. Please see “2025 Executive Compensation Details — Bonus Pool Plan (Gregory S. Bentley only)” above in CD&A. For the other named executive officers, amounts reflect short-term incentive cash bonuses paid to each such named executive officer as described in “2025 Executive Compensation Details — Short-term Cash Incentives” above in CD&A.

(4)
The following table describes the elements of compensation included in “All Other Compensation” for fiscal year 2025. Please also refer to the section titled “Additional Compensation Practices — Executive Benefits” above in CD&A.

52	Executive and Director Compensation

All Other Compensation:
Named Executive Officer	Year	Matching Contributions ($)(a)	Vehicle and Health and Fitness Club and other Allowances ($)(b)	Family and Other Travel Reimbursement ($)(c)	Cash Dividends Paid on Stock Awards ($)(d)	Matching Charitable Contributions ($)	Total ($)
Nicholas H. Cumins	2025	57,499	25,426	14,325	8,443	—	105,693
Werner Andre	2025	10,152	27,500	—	7,110	—	44,762
Gregory S. Bentley	2025	10,500	15,000	18,161	—	—	43,661
James K. Lee	2025	10,500	26,195	8,727	4,266	935	50,623
David R. Shaman	2025	10,500	27,500	11,723	6,352	—	56,075

(a)
Represents matching contributions to the Company’s 401(k) plan, other than with respect to Nicholas H. Cumins. For Nicholas H. Cumins, the amounts represent Company contributions to a French statutory pension plan. Please see the section entitled “Additional Compensation Practices and Polices — Profit Sharing/401(k) Plan,” above in CD&A.

(b)
Represents all vehicle, health club and cell phone allowances utilized by, and all applicable legal, financial, and tax counseling services rendered to, the applicable executive.

(c)
Represents all travel-related allowances utilized by the applicable executive, as well as, with respect to Nicholas H. Cumins and David R. Shaman, tax gross-up payments of  $8,150 and $6,272, respectively, related to attendance at a Company sponsored event.

(d)
Represents cash dividends paid on unvested restricted stock units. Pursuant to the terms of the award agreements governing performance-based restricted stock units under our 2020 Plan, such units are entitled to cash dividends as and when paid.

(5)
Certain components of Nicholas H. Cumins’ compensation are denominated and paid in Euros and for 2025 have been converted from Euros to USD using an exchange rate of USD 1.0361 to EUR 1.00, the exchange rate used when Mr. Cumins’ 2025 compensation was originally set by the Committee in March 2025.

Executive and Director Compensation	53

Grants of Plan-Based Awards in 2025
The following table shows for the fiscal year ended December 31, 2025 information regarding grants of plan-based awards to our NEOs. For Gregory S. Bentley, the Non-Equity Incentive Plan Awards represent the cash awards payable under the Bonus Pool Plan, and the stock awards represent stock compensation payable under the Bonus Pool Plan. For all other NEOs, the Non-Equity Incentive Plan Awards represent on-target cash incentive amounts set for 2025. The RSU and PSU awards set forth in the table below were awarded under the 2020 Plan.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Award Type	Grant Date	Threshold ($)(2)	Target ($)	Maximum ($)(2)
Nicholas H. Cumins	Cash	—	—	791,603	—	—	—
	RSU	March 13, 2025	—	—	—	24,122	967,533
	RSU	March 13, 2025	—	—	—	28,913	1,159,700
	PSU	March 13, 2025				24,122	967,533
Werner Andre	Cash	—	—	543,193	—	—	—
	RSU	March 13, 2025	—	—	—	20,314	814,795
	PSU	March 13, 2025	—	—	—	20,314	814,795
Gregory S. Bentley	Cash	—	—	2,209,066	—	—	—
	Stock	(1)	—	—	—	145,146	6,851,632
James K. Lee	Cash	—	—	400,000	—	—	—
	RSU	January 22, 2025	—	—	—	165,344	7,698,417
	RSU	March 13, 2025	—	—	—	12,189	488,901
	RSU	March 13, 2025	—	—	—	12,189	488,901
David R. Shaman	Cash	—	—	485,256	—	—	—
	RSU	March 13, 2025	—	—	—	18,148	727,916
	PSU	March 13, 2025	—	—	—	18,148	727,916

(1)
Amounts payable under the Bonus Pool Plan are earned by each participant at each quarter end, at which time the Company becomes obligated to pay the amounts owed to participants in accordance with each participant’s fixed fractional interest, subject to the other terms set forth in the Bonus Pool Plan.

(2)
No future threshold, minimum or maximum amounts apply in respect of these annual awards.

54	Executive and Director Compensation

Outstanding Equity Awards As of December 31, 2025
The following table provides information regarding outstanding equity awards held by each NEO as of December 31, 2025. Gregory S. Bentley did not have any unexercised stock options and/or unvested restricted stock awards and/or units as of such date.
	Stock Awards
Name	Stock Award Grant Date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Nicholas H. Cumins	March 17, 2022	5,732	218,745
	March 13, 2023	9,870	376,686
	March 13, 2024	12,093	461,531
	June 26, 2024	161,907	6,179,186
	June 26, 2024	1,767	67,445
	March 13, 2025	24,272	926,356	24,122	920,616
	March 13, 2025	29,093	1,110,344
Werner Andre	March 17, 2022	3,456	131,884
	March 13, 2023	7,563	288,639
	March 13, 2024	10,070	384,320
	June 26, 2024	40,477	1,544,816
	March 13, 2025	20,441	780,117	20,314	775,284
James K. Lee	January 22, 2025	119,790	4,571,794
	March 13, 2025	12,265	468,093	12,189	465,193
David R. Shaman	March 17, 2022	2,392	91,290
	March 13, 2023	6,592	251,601
	March 13, 2024	8,517	325,051
	June 26, 2024	38,457	1,467,708
	March 13, 2025	17,532	669,095	18,148	692,618

(1)
Amounts include accrued stock dividend equivalents as applicable. All awards in this column vest in equal increments on the first four anniversaries of the grant date, except as follows: (i) the remaining 1,767 RSUs granted to Nicholas H. Cumins on June 26, 2024 vest in equal increments on March 13, 2026, 2027 and 2028; (ii) the 29,093 RSUs granted to Nicholas H. Cumins on March 13, 2025 were awarded pursuant to the Career Stock Program and vest 100% on December 15, 2029; (iii) the remaining 161,907 RSUs granted to Nicholas H. Cumins, the remaining 40,477 RSUs granted Werner Andre and the remaining 38,457 RSUs granted to David R. Shaman, in each case, on June 26, 2024 vest in equal increments on each of December 15, 2026, 2027, 2028, and 2029; and (iv) the remaining 119,790 RSUs granted to James K. Lee on January 22, 2025 vest 18% on each of December 15, 2026, 2027, 2028 and 2029. Please see the section entitled “2025 Executive Compensation Details — Equity Incentives” in CD&A.

(2)
Computed as of December 31, 2025 by multiplying the number of shares subject to awards by the closing price of the Company’s Class B common stock on December 31, 2025.

(3)
These amounts represent outstanding unvested performance-based restricted stock units at 100% of their realizable amounts. The performance conditions applicable to the PSUs granted on March 13, 2025 and included in the table above were confirmed to have been met and the awards vested at 101.7% in January 2026. Please see the section entitled “2025 Executive Compensation Details — Equity Incentives” in CD&A.

Executive and Director Compensation	55

Stock Awards Vested in 2025
The following table provides information regarding the stock awards vested during the fiscal year ended December 31, 2025. Gregory S. Bentley did not have any outstanding equity awards subject to vesting during 2025. No NEO exercised option awards during 2025.
	Stock Awards
Name	Number of Shares Acquired Upon Vesting (#)(1)	Value Realized Upon Vesting ($)(2)
Nicholas H. Cumins	233,628	10,525,623
Werner Andre	82,436	3,710,808
James K. Lee	46,480	2,053,793
David R. Shaman	127,179	5,796,768

(1)
Amounts in this column represent (i) the vesting of time-based RSUs and (ii) PSUs that vested or whose vesting was determined (as applicable) in fiscal year 2025.

(2)
The amounts in this column are the aggregate dollar amounts realized upon vesting, calculated by multiplying the number of shares of stock underlying the awards by the market value of the Company’s Class B common stock at the date(s) of vesting.

Fiscal Year 2025 Pension Benefits
We do not maintain any defined benefit pension plans or arrangements under which our NEOs are entitled to participate in or receive post-retirement benefits. As noted above in the footnote to the “All Other Compensation” column of our Summary Compensation Table, in fiscal year 2025 we made matching contributions under our 401(k) plan and/or statutorily required pension contributions for each NEO.
Nonqualified Deferred Compensation
The following table sets forth certain information regarding deferral of compensation into, and distributions from, the DCP in fiscal year 2025 for Gregory S. Bentley and David R. Shaman. The DCP is a legacy plan that pre-dates our IPO. Several years prior to our IPO we made the decision to close the DCP to new participants and to discontinue making Company awards to existing participants indefinitely.
Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions in 2025 ($)	Aggregate Balance as of December 31, 2025 ($)(2)
Gregory S. Bentley	—	—	653,891	1,423,896	88,854,439
David R. Shaman	—	—	352,880	3,074,624	20,747,797

(1)
Represents the aggregate dollar value of dividends paid on investments held in the DCP during 2025. Cash dividends paid on phantom shares of our Class B common stock held in the DCP were reinvested into additional phantom shares.

(2)
Gregory S. Bentley’s entire DCP balance is invested in phantom shares within the DCP and is distributable in shares of our Class B common stock. David R. Shaman ‘s DCP balance is invested in a mix of phantom shares, which are distributable in shares of our Class B common stock, and other deemed investment funds, which are distributable in cash.

56	Executive and Director Compensation

Potential Payments Upon Termination or Change in Control
Except as noted below with respect to the Severance Policy and as set forth in James K. Lee’s employment agreement described above in “CD&A — Additional Compensation Practices and Policies — Employment Agreements”, we do not have any individual agreements, arrangements or understandings with our NEOs that provide for Company payments upon termination of employment or upon a change in control. Certain of our NEOs have elected to receive distributions from the DCP upon termination of employment. See the section entitled “Ownership of Securities.”
“Double Trigger” Vesting of Restricted Stock Units
Upon a change in control of the Company, the Board of Directors may elect to accelerate the vesting of outstanding restricted stock and unit awards issued under the 2020 Plan. In addition, in February of 2023, the Sustainability Committee approved a policy to provide for the immediate and fully accelerated vesting of equity awards granted under the 2020 Plan in the event of an award holder’s termination of employment following a Change in Control (as defined in the 2020 Plan).
Pursuant to this policy, if a Qualifying Termination (as defined below) occurs during the period beginning 120 days prior to the date of a Change in Control and ending on the first anniversary of such Change in Control, then immediate and fully accelerated vesting of all of such award holder’s outstanding unvested equity awards granted under the Plan and that are assumed in connection with the Change in Control will occur. If the award is subject to performance-based vesting conditions that continue to apply following the Change in Control, then vesting will occur at the target level (i.e., 100%) of performance.
For the purposes of this policy:
•
A “Qualifying Termination” is a termination by the Company of an award holder’s employment other than for Cause (as defined in the Plan) or, in the case of an Executive (as defined below) only, by the Executive award holder for Good Reason;

•
“Good Reason” means the occurrence of any one or more of the following events without the award holder’s prior written consent: (i) material diminution in the award holder’s duties or responsibilities; (ii) a material reduction in the award holder’s total on-target compensation as in effect for the 12-month period immediately prior to such reduction; or (iii) relocation of the award holder’s principal place of business that will require the award holder to travel a materially greater distance on a regular basis (as compared with the award holder’s prior practice), excluding for the avoidance of doubt any travel for business in the course of performing the award holder’s duties for the Company; and

•
“Executive” means any Company officer or employee who at the time of the Change in Control had been designated as an eligible executive of the Company under this policy by the Committee, with such designation remaining in effect until revoked by the Committee.

Each currently employed NEO, other than Gregory S. Bentley, has been designated by the Sustainability Committee as an Executive for the purposes of this policy.
Executive and Director Compensation	57

Pursuant to this policy, assuming that each such NEO were to undergo a Qualifying Termination in connection with a Change in Control on December 31, 2025, each officer would realize the following amounts in respect of accelerated equity awards:
Name	Equity with Accelerated Vesting (#)(1)	Value of Equity with Accelerated Vesting ($)(2)
Nicholas H. Cumins	268,857	10,260,927
Werner Andre	102,320	3,905,043
James K. Lee	144,244	5,505,072
David R. Shaman	91,638	3,497,364

(1)
Consists of outstanding and unvested restricted stock awards/RSUs and PSUs outstanding under the 2020 Plan.

(2)
Calculated by multiplying the number of awards by the closing price of the Company’s Class B common stock on December 31, 2025.

Bentley Systems, Incorporated Severance Policy for Key Executives
As described above in “CD&A — Additional Compensation Practices and Policies — Severance Policy; Letter Agreement with Nicholas H. Cumins” and “CD&A — Additional Compensation Practices and Policies — Employment Agreements”, Nicholas H. Cumins and James K. Lee are the sole NEO participants in the Severance Policy. Under the terms of this policy, if either such NEO’s employment with the Company or its affiliates is terminated (i) by the Company without Cause (as defined in the Severance Policy) or (ii) by him for “Good Reason” (as defined in the Severance Policy), he is entitled to receive: (x) payments for the 12 months following his termination of an amount equal to the average of the base salary and cash incentive compensation actually paid to him in the two prior full calendar years; (y) payment of premiums by the Company for 12 months of continuing coverage for him and his family of medical benefits; and (z) payment for accrued vacation and other perquisites through the date of termination.
If on December 31, 2025, each of Nicholas H. Cumins and James K. Lee was terminated by the Company without Cause or resigned for Good Reason, each individual would have been entitled to the following payments and benefits for twelve (12) months following his termination. As gérant of Bentley France, Nicholas H. Cumins does not accrue vacation days.
Name	Average Base Salary and Cash Incentive Compensation Paid in Two Prior Calendar Years ($)	12 months of Premiums for Continuing Medical Benefits ($)	Accrued Vacation and Other Perquisites ($)	Total ($)
Nicholas H. Cumins	1,435,774	1,833	—	1,437,607
James K. Lee	669,838	8,727	16,922	695,487
58	Executive and Director Compensation

Compensation of Directors
The following table provides summary information concerning the compensation of each of our non-employee directors for the fiscal year ended December 31, 2025. Our employee directors for fiscal year 2025, Gregory S. Bentley and Nicholas H. Cumins, did not receive any additional compensation for their service on our Board of Directors. The compensation paid to Gregory S. Bentley and Nicholas H. Cumins is presented in the section entitled “Executive Compensation” above.
Name	Fees Earned or Paid in Cash ($)	Fees Earned or Paid in Stock ($)(1)	Total ($)
Barry J. Bentley	50,000	—	50,000
Keith A. Bentley	50,000	—	50,000
Raymond B. Bentley	50,000	—	50,000
Kirk B. Griswold	125,000	200,000	325,000
Janet B. Haugen	125,000	200,000	325,000
Brian F. Hughes	125,000	200,000	325,000

(1)
Represents the aggregate grant date fair value of stock awards for fiscal year 2025 computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 15, “Stock-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. For information regarding the beneficial ownership of our Class A and Class B common stock by our directors and executive officers, see the section titled “Ownership of Securities.”

Bentley Systems, Incorporated Non-Employee Director Compensation Policy
For 2025, non-employee directors were paid compensation for services provided to us pursuant to The Bentley Systems, Incorporated Independent Director Compensation Policy as set forth below:
•
$50,000 payable upon the non-employee director’s first election or appointment to our Board of Directors if upon election such director is an independent director under the rules and regulations of any exchange on which the Company’s stock is listed;

•
if such director has never been an employee of the Company or its subsidiaries, a fully vested award of  $100,000 worth of our Class B common stock (awarded pursuant to our 2020 Plan, or any successor plan then in effect), granted upon the non-employee director’s first election or appointment to our Board of Directors;

•
if such director has never been an employee of the Company or its subsidiaries, a fully vested award of  $200,000 worth of our Class B common stock (awarded pursuant to our 2020 Plan, or any successor plan then in effect), granted immediately following the non-employee director’s re-election to our Board of Directors at our Annual Meeting of Stockholders. Effective for the 2026 election of directors, this re-election award was increased to $225,000;

•
an annual retainer of  $50,000 for service on our Board of Directors; and

•
an annual retainer of  $50,000 for service on one or more committees of our Board of Directors, or $75,000 if serving as the chairperson on one or more committees of our Board of Directors.

All cash retainers are paid annually in advance, with 25% of each such retainer deemed to be compensation for each calendar quarter of service during the applicable calendar year. If a director resigns from our Board of Directors or is removed for cause, such director will be obligated to repay to us any cash retainer amounts attributable to calendar quarters for which
Executive and Director Compensation	59

services will not be rendered for a full calendar quarter during the applicable year (with no pro-rata credit for service during part of a quarter). A non-employee director who serves as a member of more than one Board committee will only receive one annual committee member service retainer and a non-employee director who serves as the chairperson of more than one Board committee will only receive one annual committee chairperson service retainer. A non-employee director who receives an annual retainer for service as a committee chairperson will not also receive an annual retainer for service as a member of a committee.
Except for the annual retainer for service as the chairperson of a board committee, each non-employee director who has never been an employee of the Company or its subsidiaries may elect to receive his or her annual cash retainer in the form of an award of restricted stock (awarded under our 2020 Plan, or any successor plan then in effect), based on the fair market value of our Class B common stock on the applicable award date, which restricted stock award will be subject to vesting as to 25% of the award at the end of each calendar quarter during the applicable year of service. In fiscal year 2025, each non-employee director elected to receive cash compensation in lieu of a restricted stock award.
We also maintain a non-qualified deferred compensation plan for non-employee directors that is substantially similar to the DCP. Kirk B. Griswold is the sole participant in this plan, under which he may defer all or any part of his director fees and under which the Company may make discretionary awards. Elective participant deferrals and discretionary Company awards are denominated in phantom shares of our Class B common stock. Kirk. B Griswold did not elect to defer any of his 2025 director compensation into the plan, and discretionary Company awards under the plan have been discontinued since prior to our IPO.
The Company will also reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the Board or any Committee and in connection with attaining any certifications pertinent to such directors’ service on the Board or any Committee.
60	Executive and Director Compensation

Pay Ratio Disclosure
Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.
Consistently Applied Compensation Measure
Pursuant to the relevant rules, we identified the median employee by use of a “consistently applied compensation measure” (“CACM”). We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee as of December 31, 2025 (our “Measurement Date”): (1) annual base pay, (2) annual target cash incentive opportunity, and (3) the grant date fair value for equity awards granted in 2025. In identifying the median employee, we annualized the cash compensation values of individuals that joined our Company during 2025. After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s compensation in accordance with the requirements of the Summary Compensation Table.
Pay Ratio
Our median employee compensation (excluding our CEO) in 2025 as calculated using Summary Compensation Table requirements was $88,531. For 2025, Nicholas H. Cumins had annual total compensation as CEO of $4,815,961. Therefore, our CEO Pay Ratio for 2025 is approximately 54 to 1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Sustainability Committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.
Pay Ratio Disclosure	61

Pay Versus Performance
The CD&A section of this Proxy Statement sets forth the financial and other factors considered by the Sustainability Committee when reviewing and setting the compensation of our current and former chief executive officer and other named executive officers for the 2025 performance year. As required by Item 402(v) (the “Rule”) of Regulation S-K, the following sets forth information regarding compensation of our current and former principal executive officer (“PEO”) and our other non-PEO named executive officers. In accordance with the Rule, the table below and the discussion that follows includes an amount referred to as “compensation actually paid” as defined in Item 402(v)(2)(iii). The calculation of this amount includes, among other things, the re-evaluation of unvested and outstanding equity awards.
Year	Summary Compensation Table Total for Former PEO(1) ($)	Compensation Actually Paid to Former PEO(5) ($)	Summary Compensation Table Total for Current PEO(1) ($)	Compensation Actually Paid to Current PEO(2)(5) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3) ($)	Average Compensation Actually Paid to Non- PEO NEOs(4)(5) ($)	Value of Initial Fixed $100 Investment Based On:(6)		Net Income ($ in millions)	AOI less SBC ($ in millions)(8)
							Total Shareholder Return(6) ($)	Peer Group Total Shareholder Return(7) ($)
2025	—	—	4,815,961	2,610,738	6,026,635	5,401,374	96.13	183.21	277.9	429.9
2024	16,418,063	16,418,063	13,465,407	11,705,160	3,451,053	2,927,002	116.93	164.53	234.8	372.2
2023	19,303,412	19,303,412	—	—	2,433,369	5,000,008	130.04	139.46	326.8	324.7
2022	18,443,020	18,443,020	—	—	7,408,828	6,930,769	91.73	87.67	174.8	274.0
2021	17,682,926	17,682,926	—	—	5,047,786	5,293,179	119.57	130.86	93.2	258.0
(1)
The dollar amounts reported in these columns are the amounts of total compensation reported for Gregory S. Bentley, our Former PEO, and Nicholas H. Cumins, our current PEO, as applicable, for each corresponding year as reported in the “Total” column of the “Summary Compensation Table” in this Proxy Statement.

(2)
In accordance with the requirements of Item 402(v)(2)(iii) of Regulation S-K, the following adjustments were made to the amounts reported for Nicholas H. Cumins in the Summary Compensation Table for 2025. Importantly, the dollar amounts do not reflect the actual amount of compensation earned by, or paid to, Nicholas H. Cumins during 2025.

2025 Adjustments for Nicholas H. Cumins Description	2025 ($)
Change in Pension Value Deduction	—
Pension Service Cost Addition	—
Prior Pension Service Cost Addition	—
Stock and Option Awards Adjustment(a)	(2,205,223)

(a)
For 2025, for Nicholas H. Cumins, the amounts added or deducted in calculated stock and option award adjustments include:

Year	Subtract: Grant date fair value of equity awards as reported in the “Stock Awards” column of the Summary Compensation Table for each applicable year	Add: Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Applicable Year	Add: Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Add: Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Subtract: Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Sum: Total Equity Award Adjustments
2025	(3,094,767)	2,957,316	(1,577,960)	—	(489,813)	—	—	(2,205,223)
(3)
The dollar amounts reported in this column represent the average of the total amounts reported for our Non-PEO NEOs for each given year as reported in the “Total” column of the Summary Compensation Table in our proxy statement for the applicable year. Our Non-PEO NEOs were: (i) for 2025, Gregory S. Bentley, Werner Andre, James K. Lee and David R. Shaman; (ii) for 2024, Werner Andre,

62	Pay Versus Performance

Brock Ballard, Michael M. Campbell and David R. Shaman; (iii) for 2023, Werner Andre, Brock Ballard, Michael M. Campbell and Nicholas H. Cumins; (iv) for 2022, Werner Andre, Keith A. Bentley, Nicholas H. Cumins and David J. Hollister; and (v) for 2021, Keith A. Bentley, Gus Bergsma, David J. Hollister and Nicholas H. Cumins.
(4)
In accordance with the requirements of Item 402(v)(2)(iii) of Regulation S-K, when calculating the “average compensation actually paid” for the Non-PEO NEOs, the following adjustments were made to the amounts reported in the applicable Summary Compensation Table. Importantly, the dollar amounts do not reflect the actual average amount of compensation earned by, or paid to, the Non-PEO NEOs as a group during 2025:

Description	2025 ($)
Change in Pension Value Deduction	—
Pension Service Cost Addition	—
Prior Pension Service Cost Addition	—
Stock and Option Awards Adjustment(b)	(625,260)

(b)
For 2025, the amounts added or deducted in calculated stock and option award adjustments include:

Year	Subtract: Grant date fair value of equity awards as reported in the “Stock Awards” column of the Summary Compensation Table for each applicable year	Add: Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Applicable Year	Add: Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Add: Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Subtract: Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Sum: Total Equity Award Adjustments
2025	(4,653,318)	2,105,592	(242,287)	2,233,652	(68,899)	—	—	(625,260)
(5)
When calculating amounts of  “compensation actually paid” for purposes of this table:

•
The fair value of each stock option award was estimated as of the relevant valuation date in accordance with FASB ASC Topic 718 using a variation of the Black-Scholes option pricing model and the key input variables (assumptions) of that model as described in Note 15, “Stock-Based Compensation,” to our financial statements for the fiscal year ended December 31, 2025 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2026. The assumptions used were not materially changed from those described in Note 15 but were updated at each valuation date to reflect the then-current value of each variable.

•
The fair value of time-vesting restricted awards and RSUs was estimated at each valuation date using the market price of the Company’s common stock on the relevant valuation date and includes the value of dividend equivalents accrued from the grant date through the relevant valuation date. The fair value of PSUs was estimated at each valuation date using: (1) the market price of the Company’s common stock on the relevant valuation date; and (2) an adjustment to reflect actual performance for any completed performance year and an assumption regarding attainment of the performance goals for the remaining performance period.

(6)
Total shareholder return as calculated based on a fixed investment of one hundred dollars measured from the market close on December 31, 2021 through and including the end of the fiscal year for each year reported in the table as required by the Rule.

(7)
Reflects total shareholder return for The Nasdaq US Benchmark Software Index, which is the peer group used for purposes of the performance graph the Company generates pursuant to Item 201(d) of Regulation S-K.

(8)
For purposes of the Rule, we have identified AOI less SBC as our Company-Selected Metric. AOI less SBC is defined as operating income adjusted for the following: amortization of purchased intangibles, expense (income) relating to deferred compensation plan liabilities, acquisition expenses (inclusive of cash-settled retention incentives provided to key employees of acquired companies), and realignment expenses (income), for the respective periods. Although the Company views AOI less SBC to be an important financial performance measure, among others, that the Sustainability Committee considers when making compensation decisions with the intent of aligning compensation with Company performance, the Sustainability Committee has not historically and does not currently evaluate “compensation actually paid” as calculated pursuant to Item 402(v)(2) as part of its executive compensation determinations; accordingly, the Sustainability Committee does not actually use any financial performance measure specifically to link executive compensation “actually paid” to Company performance.

Pay Versus Performance	63

Description of Relationships Between Pay and Performance
Total Shareholder Return
The following chart shows the relationship between: (1) the compensation actually paid (“CAP”) to our Former and Current PEOs and the average CAP to the Non-PEO NEOs; (2) the cumulative total shareholder return (“TSR”) of the Company for 2021, 2022, 2023, 2024 and 2025; and (3) the TSR of The Nasdaq US Benchmark Software Index (“NBSI”) during the same period.
Net Income
The following chart shows the relationship between: (1) the CAP to our Former and Current PEOs and the average CAP to the Non-PEO NEOs; and (2) the net income of the Company for the last five fiscal years.
64	Pay Versus Performance

AOI less SBC
The following chart shows the relationship between: (1) the CAP to our Former and Current PEOs and the average CAP to the Non-PEO NEOs; and (2) AOI less SBC for the last five fiscal years.
Tabular List of Financial Performance Measures
For purposes of the Rule, we have identified the following performance measures, which the Sustainability Committee considered, among others, when making executive compensation decisions for performance year 2025, in response to the Tabular List disclosure requirement pursuant to Item 402(v)(6) of Regulation S-K.
AOI less SBC	AOI less SBC Margin
Adjusted Net Income	New Business
As noted above, however, the Sustainability Committee has not historically and does not currently evaluate “compensation actually paid” as calculated pursuant to Item 402(v)(2) as part of its executive compensation determinations; accordingly, the Sustainability Committee does not actually use any financial or non-financial performance measure specifically to link executive compensation “actually paid” to Company performance.
Pay Versus Performance	65

Equity Compensation Plan Information
The following table sets forth, as of December 31, 2025, certain information related to our compensation plans under which shares of our Class B common stock may be issued.
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
2020 Omnibus Incentive Plan	3,408,609(2)	N/A	18,476,290
Nonqualified Deferred Compensation Plan	10,754,991(3)	N/A	4,372,425
Equity compensation plans not approved by security holders:
Nonqualified Deferred Compensation Plan for Non-Employee Directors	50,232(3)	N/A	243,373
Total	14,213,832	N/A	46,829,781(4)

(1)
The restricted stock units that have been issued under our equity compensation plans do not require a payment by the recipient to us at the time of vesting. The phantom shares under the Nonqualified Deferred Compensation Plan for Non-Employee Directors and the DCP are distributed as shares of our Class B common stock to the participant at no additional cost. As such, there is no weighted-average exercise price associated with these awards.

(2)
Consists of outstanding restricted stock unit awards under the 2020 Plan, some of which are subject to time-based vesting and some of which are subject to performance-based vesting.

(3)
Represents shares of Class B common stock distributable in respect of contributions and deferrals into the plan.

(4)
Includes 23,737,693 shares available for future issuance under the 2020 Employee Stock Purchase Plan.

66	Equity Compensation Plan Information

Ownership of Securities
The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 31, 2026 by (1) each person known to us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC.
Our Class B common stock is not convertible into any other shares of capital stock. Each outstanding share of Class A common stock is convertible at any time at the option of the holder into one share of Class B common stock. In addition, each share of Class A common stock will convert automatically into one share of Class B common stock upon the occurrence of specified events, including any transfer, whether or not for value, except for certain transfers described in our amended and restated certificate of incorporation, including transfers to family members, trusts primarily for the benefit of the stockholder or the stockholder’s family members, certain entities or fiduciaries controlled by the stockholder or the stockholder’s family members, and transfers by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement. Each share of Class A common stock will also convert automatically into one share of Class B common stock upon the death of a Class A common stockholder, except if such shares are transferred in accordance with the foregoing sentence. Further, each share of Class A common stock will convert into one share of Class B common stock if such conversion is approved by the holders of at least 90% of the then-outstanding shares of Class A common stock or if the Bentley Family ceases to beneficially own, in the aggregate, at least 20% of the issued and outstanding shares of Class B common stock (on a fully diluted basis and assuming the conversion of all issued and outstanding shares of Class A common stock). Once converted into Class B common stock, a share of Class A common stock may not be reissued.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as set forth opposite such person’s name, subject to community property laws where applicable. We have deemed shares of our common stock to be outstanding and beneficially owned by a person for the purpose of computing their percentage ownership if that person has the right to acquire voting or investment power in respect of such common stock within 60 days of March 31, 2026. Our calculation of the percentage of beneficial ownership is based on 11,515,127 shares of Class A common stock and 291,731,567 shares of Class B common stock outstanding as of March 31, 2026.
Ownership of Securities	67

Except as otherwise indicated, the address of each of the persons in this table is c/o Bentley Systems, Incorporated, 685 Stockton Drive, Exton, Pennsylvania 19341.
	Common stock beneficially owned				% of total voting power(1)
	Class A		Class B
Name of Beneficial Owner	Number	%	Number	%
Executive Officers and Directors:
Keith A. Bentley(2)(9)	3,340,793	29.0%	16,174,388	5.5%	18.1%
Barry J. Bentley(3)(9)	3,340,793	29.0%	11,929,136	4.1%	17.4%
Gregory S. Bentley(4)(9)	1,926,509	16.7%	7,122,882	2.4%	10.1%
Raymond B. Bentley(5)(9)	1,655,397	14.4%	14,123,516	4.8%	9.9%
Nicholas H. Cumins	—	—	204,804	*	*
Kirk B. Griswold	—	—	423,541	*	*
Brian F. Hughes	—	—	33,751	*	*
Janet B. Haugen	—	—	28,449	*	*
Werner Andre(6)	—	—	288,613	*	*
James K. Lee	—	—	42,680	*	*
David R. Shaman(7)	—	—	753,814	*	*
All executive officers and directors as a group (13 persons)(8)	10,263,492	89.1%	51,216,333	17.6%	55.8%
5% Stockholders:
Richard P. Bentley(9)(10)	1,000,000	8.7%	—	—	4.6%
Corinne Patricia Bentley(11)	—	—	35,158,130	12.1%	5.6%
Marie Therese Verdugo Bentley(12)	—	—	28,582,682	9.8%	4.6%
BlackRock, Inc.(13)	—	—	19,138,817	6.6%	3.1%

*
Indicates less than 1%.

(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class.

(2)
Includes (i) 12,696,921 shares of Class B common stock held indirectly through a grantor retained annuity trust as to which Keith A. Bentley is entitled to annuity payments and shares voting but not dispositive power and (ii) 92,654 shares of Class B common stock held in our 401(k) plan. Excludes 25,357,759 shares of Class B common stock held by various trusts of which Keith A. Bentley’s spouse, family members, or third-party trustees serve as trustee and as to which Keith A. Bentley disclaims beneficial ownership.

(3)
Includes 92,654 shares of Class B common stock held in our 401(k) plan. Excludes 27,442,904 shares of Class B common stock held by various trusts of which Barry J. Bentley’s spouse, family members, or third-party trustees serve as trustee and as to which Barry J. Bentley disclaims beneficial ownership.

(4)
Includes (i) 2,500,000 shares of Class B common stock pledged as security for a credit facility with PNC Bank, N.A., (ii) 982,755 shares of Class B common stock distributable under our DCP within 60 days of March 31, 2026 assuming Gregory S. Bentley’s termination of employment on such date, (iii) 92,654 shares of Class B common stock held in our 401(k) plan and (iv) 29,155 shares of Class B common stock held by Gregory S. Bentley’s spouse. Excludes 26,656,978 shares of Class B common stock held by various trusts of which Gregory S. Bentley’s spouse, family members, or third-party trustees serve as trustee and as to which Gregory S. Bentley disclaims beneficial ownership.

(5)
Includes (i) 92,654 shares of Class B common stock held in our 401(k) plan and (ii) 125,000 shares of Class B common stock held by Raymond B. Bentley’s spouse. Excludes 2,322,407 shares of Class B common stock held by trusts of which Raymond B. Bentley’s spouse, family members, or third-party trustees serve as trustee and as to which Raymond B. Bentley disclaims beneficial ownership.

68	Ownership of Securities

(6)
Includes 172,938 shares of Class B common stock pledged as security for a credit facility with PNC Bank, N.A.

(7)
Includes (i) 279,308 shares of Class B common stock held through grantor retained annuity trusts, (ii) 55,527 shares of Class B common stock held in a trust for which David R. Shaman’s spouse serves as trustee, (iii) 25,240 shares of Class B common stock subject to scheduled distributions from our DCP within 60 days of March 31, 2026 and (iv) 32,635 shares of Class B common stock held in our 401(k) plan.

(8)
Includes (i) an aggregate total of 2,672,938 shares of Class B common stock pledged as security for credit facilities with PNC Bank, N.A., (ii) 982,755 shares of Class B common stock distributable under our DCP within 60 days of March 31, 2026 assuming such persons’ termination of employment on such date, (iii) 25,240 shares of Class B common stock subject to scheduled distributions from our DCP within 60 days of March 31, 2026, (iv) 5,868 shares of Class B common stock issuable pursuant to restricted stock unit awards that are scheduled to vest within 60 days of March 31, 2026, (v) 403,251 shares of Class B common stock held in our 401(k) plan and (vi) 13,185,911 shares of Class B common stock held indirectly by spouses, trusts as to which spouses serve as trustee and/or grantor retained annuity trusts. Excludes all shares of Class B common stock held in trusts as to which Barry J. Bentley, Gregory S. Bentley, Keith A. Bentley and Raymond B. Bentley disclaim beneficial ownership as set forth above.

(9)
Barry J. Bentley, Gregory S. Bentley, Keith A. Bentley, Raymond B. Bentley, and Richard P. Bentley and certain of their family members are parties to an amended and restated stockholders agreement, to which we are not a party. In addition, based solely on a Schedule 13G/A filed by the Bentleys with the SEC on February 5, 2025, the Bentleys share voting power as to 69,809,155 shares of Class B common stock (assuming the conversion of all shares of Class A common stock held by the Bentleys to Class B common stock), representing 62.8% of the total voting power, and share dispositive power as to 11,263,492 shares of Class A common stock held collectively by the Bentleys. Each holder has sole dispositive power only as to the Class B shares included for such holder. See the section titled “Transactions with Related Persons — Stockholders Agreement” for information regarding the voting and transfer arrangements among the parties to such agreement.

(10)
Richard P. Bentley’s address is c/o Bentley Systems, Incorporated, 685 Stockton Drive, Exton, Pennsylvania 19341.

(11)
Based solely on information contained in a Schedule 13G/A filed with the SEC on April 24, 2025 by Corinne Patricia Bentley, trustee of twenty-one family trusts. According to the Schedule 13G, Corinne Patricia Bentley has sole voting and dispositive power over 45,475,146 shares of our Class B common stock and shares voting and dispositive power over 1,106,368 shares of our Class B common stock held jointly with Keith A. Bentley, her spouse. The business address of Corinne Patricia Bentley is c/o Bentley Systems, Incorporated, 685 Stockton Drive, Exton, Pennsylvania 19341.

(12)
Based solely on information contained in a Schedule 13G filed with the SEC on February 13, 2024 by Marie Therese Verdugo Bentley, trustee of five family trusts. According to the Schedule 13G, Marie Therese Verdugo Bentley has sole voting and dispositive power over 28,266,980 shares of our Class B common stock and shares voting and dispositive power over 315,702 shares of our Class B common stock held jointly with Barry J. Bentley, her spouse. The business address of Marie Therese Verdugo Bentley is c/o Bentley Systems, Incorporated, 685 Stockton Drive, Exton, Pennsylvania 19341

(13)
Based solely on information contained in a Schedule 13G filed with the SEC on January 21, 2026 by BlackRock, Inc. According to the Schedule 13G, BlackRock, Inc. has sole voting power over 18,208,036 shares of our Class B common stock and sole dispositive power over 19,138,817 shares of our Class B common stock. The business address of BlackRock, Inc. is 50 Hudson Yards New York, NY 10001.

Ownership of Securities	69

Transactions With Related Persons
Stockholders Agreement
Gregory S. Bentley, Keith A. Bentley, Barry J. Bentley, Raymond B. Bentley and Richard P. Bentley and certain of their permitted transferees are parties to an amended and restated stockholders agreement (the “Stockholders Agreement”), to which we are not a party.
The Stockholders Agreement provides that the parties thereto, by a majority vote, have the right to nominate a single slate of nominees for election in each election of our Board of Directors. Each party to the Stockholders Agreement agrees to vote all of such party’s shares to elect such slate of nominees to our Board of Directors, and no party to the Stockholders Agreement will approve the removal of any director nominated by majority vote without the consent of the parties to the Stockholders Agreement voting with the majority. In addition, the Stockholders Agreement provides that the parties to the Stockholders Agreement, by a majority vote among them, shall determine the manner in which each party to the Stockholders Agreement shall vote all of the voting shares held or controlled by each party to the Stockholders Agreement on all other matters at meetings of the stockholders of the Company. No person who is not a Bentley or a permitted transferee thereof has the right to participate in any majority vote under the Stockholders Agreement. The Stockholders Agreement also sets forth certain restrictions on the ability of the parties thereto to freely transfer shares of our Class A common stock, except for permitted transfers to family members, entities controlled by or for the benefit of such party or such party’s family members, and parties taking a security interest in shares of our Class A common stock to secure indebtedness. In addition, the Stockholders Agreement provides the parties thereto with (i) drag-along rights in the event the parties to the Stockholders Agreement determine by a majority vote to sell all shares of our stock held by them, (ii) rights of first refusal in the event a party to the Stockholders Agreement wishes to sell shares of our Class A common stock to a person who is not a permitted transferee and (iii) rights to purchase shares of our Class A common stock held by a party to the Stockholders Agreement prior to their transfer by reason of bankruptcy or insolvency proceedings, attachment or garnishment, divorce or other involuntary transfer (other than by reason of death).
Aircraft Transaction
In February of 2022, after review and approval by the Audit Committee, we sold a 50% interest in an aircraft owned by, our subsidiary Bentley Systems Aviation, LLC (“Bentley Aviation”), to an entity (the “Purchaser”) controlled by Gregory S. Bentley, our Executive Chairperson and President, for an aggregate purchase price of $2.38 million.
In connection with the purchase, Bentley Aviation and the Purchaser entered into a cost sharing agreement (the “CSA”). Under the CSA, each party contributes 50% of all capital costs relating to the aircraft, while indirect costs, such as insurance, hangar rental, cleaning, weather and chart subscriptions, maintenance and other costs, are apportioned to each party based on the number of hours each party uses the aircraft per quarter. Flight costs directly attributable to the use of the aircraft are borne by the party using the aircraft while incurring such costs. Personal use by members of Gregory S. Bentley’s family (other than his brothers) is counted as use by the Purchaser. The CSA had a one-year term and automatically renews for successive one-year periods unless the intent not to renew is expressed by either party.
70	Transactions With Related Persons

The purchase price for the aircraft was determined by a thorough market check of comparable planes, and by a third-party independent appraiser. For the fiscal year ended December 31, 2025 and from January 1, 2026 through the date hereof, Gregory S. Bentley paid to Bentley Aviation approximately $225,000 and $63,000, respectively, under the CSA in respect of his share of aircraft expenses.
See “Procedures for Approval of Related-Party Transactions” below.
Indemnification of Our Directors and Officers
Our Bylaws require us to indemnify our directors and the officers designated by our Board of Directors to the fullest extent permitted by Delaware law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and such officers. The maximum potential amount of future payments we could be required to make pursuant to these obligations is unlimited.
Procedures for Approval of Related-Party Transactions
In connection with our IPO, we adopted a written policy relating to the approval of related-party transactions. We will review relationships and transactions in which we and our directors, executive officers or certain stockholders or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our legal, accounting and finance staff will be primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related-party transactions and for determining, based on the facts and circumstances, whether we or a related person have a direct or indirect material interest in the transaction.
In addition, our Audit Committee reviews, approves or ratifies any related-party transaction reaching a certain threshold of significance. In approving or rejecting any such transaction, we expect that our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee.
Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote on approval or ratification of the transaction.
Transactions With Related Persons	71

Stockholder Proposals for the 2027 Annual Meeting
If any stockholder wishes to propose a matter for consideration at our 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”), the proposal should be mailed by certified mail return receipt requested, to our Secretary, c/o Bentley Systems, Incorporated, 685 Stockton Drive, Exton, Pennsylvania 19341. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement for the 2027 Annual Meeting, a proposal must be received by our Secretary on or before December 11, 2026. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our Annual Meeting of stockholders. To make a director nomination or present other business for consideration at the 2027 Annual Meeting, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the date of the first anniversary of this year’s Annual Meeting. Therefore, to be presented at our 2027 Annual Meeting, such a proposal must be received on or after January 21, 2027, but not later than February 20, 2027. In the event that the date of the 2027 Annual Meeting is called for a date that is not within 30 days from the first anniversary this year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 120th day before the date of the 2027 Annual Meeting and not later than the later of the 90th day before the date of the 2027 Annual Meeting, as originally convened, or, if notice of the date of the 2027 Annual Meeting is given to the public after the 120th day before such date, the close of business on the tenth day following the day on which the first public disclosure of the date of the 2027 Annual Meeting was made, or within a reasonable time after the Company has provided notice of the date of the 2027 Annual Meeting to the public. If the number of directors to be elected to the Board of Directors at the 2027 Annual Meeting is increased effective after the time period for which nominations would otherwise be due and there is no public announcement by the Company naming the nominees for the additional directorships at least 100 days prior to the first anniversary of this year’s Annual Meeting, notice by the stockholder will be considered timely, but only with respect to nominees for the additional directorships, if it is delivered not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 22, 2027.
72	Stockholder Proposals for the 2027 Annual Meeting

Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single copy addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting Investor Relations by mail at Bentley Systems, Incorporated, 685 Stockton Drive, Exton, Pennsylvania 19341 or by email at IR@bentley.com.
Householding of Proxy Materials	73

Other Business
The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
By Order of the Board of Directors,
David R. Shaman
Chief Legal Officer and Secretary
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (https://investors.bentley.com/financial-information/sec-filings). Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:
Secretary
Bentley Systems, Incorporated
685 Stockton Drive
Exton, Pennsylvania 19341
74	Other Business

Appendix A: Non-GAAP Financial Measures
The following chart reconciles free cash flow from cash flows from operating activities, the most directly comparable financial measure under GAAP.
Free cash flow is a non-GAAP financial measure and our primary liquidity measure that we believe provides a meaningful measure of liquidity and a useful basis for assessing our ability to service our debt obligations, make strategic acquisitions and investments, and return capital to investors through dividends and stock repurchases. Additionally, we believe free cash flow is useful to investors as a basis for comparing our results with other companies in our industries, although our measure of free cash flow may not be directly comparable to similar measures used by other companies. Free cash flow has certain limitations, including that it does not represent the residual cash flow available for discretionary expenditures since other non-discretionary payments, such as mandatory debt repayments, are not deducted from the measure.
Free cash flow is defined as cash flows from operating activities less purchases of property and equipment and investment in capitalized software.
Reconciliation of free cash flow from cash flows from operating activities (numbers in thousands):
	Year Ended December 31,
	2025	2024
Cash flows from operating activities	$538,464	$435,292
Purchases of property and equipment and investment in capitalized software	(18,255)	(14,046)
Free cash flow	$520,209	$421,246
Non-GAAP Financial Measures	A-1

Bentley® VOTE

Your vote matters – here's how to vote!

Online
Go to **www.envisionreports.com/BSY** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

2026 Annual Meeting Proxy Card

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Barry J. Bentley	☐	☐	02 - Gregory S. Bentley	☐	☐	03 - Keith A. Bentley	☐	☐
04 - Raymond B. Bentley	☐	☐	05 - Nicholas H. Cumins	☐	☐	06 - Kirk B. Griswold	☐	☐
07 - Janet B. Haugen	☐	☐	08 - Brian F. Hughes	☐	☐			

8 2 B V

049HPB

01 - Barry J. Bentley04 - Raymond B. Bentley07 - Janet B. Haugen02 - Gregory S. Bentley05 - Nicholas H. Cumins08 - Brian F. Hughes03 - Keith A. Bentley06 - Kirk B. Griswold8 2 B VFor Withhold For Withhold For WithholdProposals — The Board of Directors recommend a vote FOR A all the nominees listed and FOR Proposals 2 and 3.049HPB2. To approve, on an advisory (non-binding) basis, thecompensation paid to the Company’s named executive officers.3. To ratify the appointment of KPMG LLP as the Company’sindependent registered public accounting firm for the fiscalyear ending December 31, 2026.1. Election of Directors:For Against Abstain For Against AbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.2026 Annual Meeting Proxy CardUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qYou may vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/BSYor scan the QR code — login details arelocated in the shaded bar below.Your vote matters – here’s how to vote!Votes submitted electronically must bereceived by 11:59 P.M., Eastern Time, onMay 20, 2026.Save paper, time and money!Sign up for electronic delivery atwww.envisionreports.com/BSYPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and Canada

Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.envisionreports.com/BSYNotice of 2026 Annual Meeting of StockholdersProxy Solicited by Board of Directors for Annual Meeting — May 21, 2026Gregory S. Bentley, David R. Shaman and Michael T. Fischette, and each of them, each with the power of substitution, are hereby authorized to represent andvote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders ofBentley Systems, Incorporated to be held on May 21, 2026 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR theelection of the Board of Directors and FOR items 2 and 3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)Bentley Systems, IncorporatedC Non-Voting Itemsq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qChange of Address — Please print new address below. Comments — Please print your comments below.Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.The material is available at: www.envisionreports.com/BSY2026 Annual Meeting of Stockholders of Bentley Systems, IncorporatedThe 2026 Annual Meeting of Stockholders of Bentley Systems, Incorporated will be held onThursday, May 21, 2026 at 11:00 A.M. Eastern Time, virtually via the Internet at meetnow.global/BSY2026.To access the virtual meeting, you must have the information that is printed in the shaded barlocated on the reverse side of this form.

Bentley® VOTE

2026 Annual Meeting Proxy Card

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold
01 - Barry J. Bentley	☐	☐
02 - Gregory S. Bentley	☐	☐
03 - Keith A. Bentley	☐	☐
04 - Raymond B. Bentley	☐	☐
05 - Nicholas H. Cumins	☐	☐
06 - Kirk B. Griswold	☐	☐
07 - Janet B. Haugen	☐	☐
08 - Brian F. Hughes	☐	☐

1 U P X

049HRA

01 - Barry J. Bentley04 - Raymond B. Bentley07 - Janet B. Haugen02 - Gregory S. Bentley05 - Nicholas H. Cumins08 - Brian F. Hughes03 - Keith A. Bentley06 - Kirk B. Griswold1 U P XFor Withhold For Withhold For WithholdProposals — The Board of Directors recommend a vote FOR A all the nominees listed and FOR Proposals 2 and 3.049HRA2. To approve, on an advisory (non-binding) basis, thecompensation paid to the Company’s named executive officers.3. To ratify the appointment of KPMG LLP as the Company’sindependent registered public accounting firm for the fiscalyear ending December 31, 2026.1. Election of Directors:For Against Abstain For Against AbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.2026 Annual Meeting Proxy CardUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

Notice of 2026 Annual Meeting of StockholdersProxy Solicited by Board of Directors for Annual Meeting — May 21, 2026Gregory S. Bentley, David R. Shaman and Michael T. Fischette, and each of them, each with the power of substitution, are hereby authorized to represent andvote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders ofBentley Systems, Incorporated to be held on May 21, 2026 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR theelection of the Board of Directors and FOR items 2 and 3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)Bentley Systems, Incorporatedq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qImportant notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.The material is available at: www.edocumentview.com/BSY